Filed pursuant to Rule 424(b)(3)
Registration No. 333-140814

PROSPECTUS

$60,000,000

ARCADE ACQUISITION CORP.

7,500,000 Units

Arcade Acquisition Corp. is a Delaware blank check company recently formed for the purpose of acquiring, through a merger, stock exchange, asset acquisition or other similar business combination, an operating business. As used in this prospectus, “business combination” shall mean the initial acquisition by us of a target business. Our efforts in identifying a prospective target business will not be limited to a particular industry or to any geographic location. We do not have any specific merger, capital stock exchange, asset or stock acquisition or other business combination under consideration.

This is an initial public offering of our securities. Each unit is being sold at a purchase price of $8.00 and consists of:

•        one share of common stock; and

•        one warrant.

Each warrant entitles the holder to purchase one share of common stock at a price of $6.00. Each warrant will become exercisable on the later of our completion of a business combination or May 21, 2008, and will expire on May 21, 2011, or earlier upon redemption.

An entity affiliated with our executive officers and directors has agreed to purchase from us in a private placement prior to the completion of this offering an aggregate of 2,000,000 warrants at a price of $1.00 per warrant for an aggregate purchase price of $2,000,000. The warrants purchased in the private placement will be substantially identical to those sold in this offering but may not be sold or otherwise transferred until after we complete a business combination and may not be subject to redemption, as more fully described in this prospectus.

We have granted the underwriters a 45-day option to purchase up to 1,125,000 additional units solely to cover over-allotments, if any (over and above the 7,500,000 units referred to above). The option will be used only to cover the net syndicate short position resulting from the initial distribution. We have also agreed to sell to Morgan Joseph & Co. Inc., the representative of the underwriters, for $100, as additional compensation, an option to purchase up to a total of 750,000 units at a per-unit offering price of $10.00. The units issuable upon exercise of this option are identical to those offered by this prospectus except that the warrants included in these units have an exercise price of $7.00 (117% of the exercise price of the warrants included in the units sold in the offering). The purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part.

There is presently no public market for our units, common stock or warrants. We anticipate that the units will be quoted on the OTC Bulletin Board under the symbol ACDQU on or promptly after the date of this prospectus. Once the securities comprising the units begin separate trading, we anticipate that the common stock and warrants will be traded on the OTC Bulletin Board under the symbols ACDQ and ACDQW, respectively. We cannot assure you that our securities will continue to be quoted on the OTC Bulletin Board.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 13 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Public offering price	Underwriting discount and commissions(1)	Proceeds, before expenses, to us
Per unit	$8.00	$0.56	$7.44
Total	$60,000,000	$4,200,000	$55,800,000

(1)              This amount includes $2,100,000 of the underwriting discount ($0.28 per unit), equal to 3.5% of the gross proceeds of this offering (excluding the over-allotment option) or $2,415,000 if the underwriters’ over-allotment option is exercised in full, which the underwriters have agreed will be deferred until consummation of a business combination. If a business combination is not consummated, such deferred discount will be forfeited by the underwriters. The underwriters will not be entitled to any interest accrued on the deferred discount.

Upon completion of the private placement and this offering, $59,150,000 ($7.89 per share) will be deposited into a trust account at JPMorgan Chase NY Bank maintained by Continental Stock Transfer & Trust Company acting as trustee. This amount includes $2,100,000 of deferred underwriting compensation which will be forfeited if a business combination is not consummated and $2,000,000 from the sale to an entity affiliated with our officers and directors of warrants to purchase 2,000,000 shares of our common stock.

We are offering the units for sale on a firm-commitment basis. Morgan Joseph & Co. Inc., acting as representative of the underwriters, expects to deliver our securities to investors in the offering on or about May 25, 2007.

May 21, 2007

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements. Unless otherwise stated in this prospectus, references to “we,” “us” or “our company” refer to Arcade Acquisition Corp., a Delaware corporation, the term “public stockholder” refers to those persons that acquire our common stock in this offering as part of the units or in the aftermarket, including any existing stockholders to the extent that they acquire such shares. Discrepancies in tables included in this prospectus between totals and sums of the amounts listed are due to rounding. Unless otherwise specified, all references to “private placement” refer to our private placement of 2,000,000 warrants at a price of $1.00 per warrant to an entity affiliated with our officers and directors, which will occur prior to the completion of this offering. All share and per share data gives effect to a 1.2-for-one stock split in the form of a dividend effected in May 2007. Unless we tell you otherwise, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option.

Introduction

We are a blank check company organized under the laws of the State of Delaware on January 30, 2007. We were formed to acquire, through a merger, asset acquisition, stock exchange or other similar business combination, an operating business. To date, our efforts have been limited to organizational activities. We do not have any specific merger, capital stock exchange, asset or stock acquisition or other business combination under consideration and we are not limited in our efforts to identify a target business to any particular industry or geographic location.

We will seek to capitalize on the significant strength of our management team. Each of our executive officers and directors has over 20 years of experience advising, acquiring, financing and selling private and public companies in a variety of industries and has prior experience with a blank check company. We believe that our extensive contacts and sources, ranging from private and public company contacts, private equity funds, and investment bankers to attorneys, accountants and business brokers, will allow us to generate acquisition opportunities. In addition, our executive officers and directors have already been involved in the successful initial public offering and the subsequent consummation of a business combination for a blank check company, KapStone Paper and Packaging Corporation, (formerly, Stone Arcade Acquisition Corporation). Our three executive officers and directors played a key role throughout the business combination transaction for this company, including assisting in identifying numerous suitable acquisition candidates, including the ultimate target, arranging financing and assisting in the proxy solicitation of stockholder approval.

While we do not intend to pursue a business combination with any company that is a portfolio company of, or otherwise affiliated with, or has received a financial investment from, any of the private equity firms with which our existing stockholders, executive officers or directors are affiliated, we are not prohibited from pursuing such a transaction. In the event that we seek to complete a business combination with such a company, we would obtain an opinion from an independent investment banking firm that such business combination is fair to our stockholders from a financial point of view.

Pursuant to our amended and restated certificate of incorporation, the business combination must be a transaction with one or more operating businesses in which the collective fair market value of the target business, at the time of the business combination, is at least 80% of our net assets at the time of the business combination. If we acquire less than 100% of one or more target businesses in our initial business combination, the aggregate fair market value of the portion or portions we acquire must equal at least 80% of our net assets at the time of such initial business combination. In no instance will we acquire less than majority voting control of a target business. However, in the case of a reverse merger or other similar transaction in which we issue a substantial number of new shares, our stockholders immediately prior to such transaction may own less than a majority of our shares subsequent to such transaction.

Our executive offices are situated at 62 La Salle Road, Suite 304, West Hartford, Connecticut 06107.

Private Placement

Arcade Acquisition Investors, LLC, an entity affiliated with our executive officers and directors has agreed to purchase 2,000,000 warrants prior to the closing of this offering at a price of $1.00 per warrant for a total of $2,000,000. We refer to these 2,000,000 warrants as the founding director warrants throughout this prospectus. The founding director warrants will be purchased separately and not as a part of units. The purchase price of the founding director warrants will be added to the proceeds from this offering to be held in the trust account pending our completion of one or more business combinations.

If we do not complete one or more business combinations that meet the criteria described in this prospectus, then the $2,000,000 purchase price of the founding director warrants will become part of the amount payable to our public stockholders upon our dissolution and the subsequent liquidation of the trust account and the founding director warrants will expire worthless. Similarly, the purchase price will become part of any redemption amount paid to redeeming stockholders.

Except for transfers to members of Arcade Acquisition Investors, LLC in proportion to their membership interests, the founding director warrants will not be transferable (except in limited circumstances) or salable by the purchaser until we complete a business combination, and will be non-redeemable so long as the purchaser or a member transferee holds such warrants. The founding director warrants and the underlying shares of common stock will be entitled to registration rights under an agreement to be signed on or before the date of this prospectus to enable their resale commencing on the date such warrants become exercisable. We have elected to make the founding director warrants non-redeemable in order to provide the purchaser and its member transferees a potentially longer exercise period for those warrants because they will bear a higher risk while being required to hold such warrants until the consummation of a business combination. With those exceptions, the founding director warrants have terms and provisions that are substantially identical to those of the warrants being sold as part of the units in this offering.

The member transferees of the founding director warrants are permitted to transfer such warrants in certain limited circumstances, such as transfers for estate planning purposes, by operation of law or upon death, and the transferees receiving such founding director warrants will be subject to the same sale restrictions imposed on the initial purchaser and its member transferees. If the purchaser or member transferees acquire warrants for their own account in the open market, any such warrants will be redeemable. If our other outstanding warrants are redeemed (including the warrants subject to the underwriters’ unit purchase option) and the market price of a share of our common stock rises following such redemption, holders of the founding director warrants could potentially realize a larger gain on exercise or sale of those warrants than is available to other warrant holders, although we do not know if the price of our common stock would increase following a warrant redemption. If our share price declines in periods subsequent to a warrant redemption and the initial purchaser or its member transferees continue to hold the founding director warrants, the value of those warrants still held by such persons may also decline. The founding director warrants will be differentiated from warrants, if any, purchased in or following this offering by any holder of founding director warrants through the legends contained on the certificates representing the founding director warrants indicating the restrictions and rights specifically applicable to such warrants as are described in this prospectus.

The Offering

Securities offered:

7,500,000 units, at $8.00 per unit, each unit consisting of:

•  one share of common stock; and

•  one warrant.

The units are expected to begin trading on or promptly after the date of this prospectus. Each of the shares of common stock and warrants may trade separately on the 90th day after the date of this prospectus unless the representative of the underwriters determines that an earlier date is acceptable. In no event will the representative of the underwriters allow separate trading of the shares of common stock and warrants until we file an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Report on Form 8-K, including an audited balance sheet, as soon as practicable after the consummation of this offering, which is anticipated to take place three business days from the date of this prospectus. The audited balance sheet will include proceeds we receive from the exercise of the over-allotment option if the over-allotment option is exercised prior to the filing of the Form 8-K.

Common Stock:
Number outstanding before this offering:	1,875,000 shares
Number to be outstanding after this offering:	9,375,000 shares
Warrants:
Number outstanding before this offering and the private placement:	0 warrants
Number to be outstanding after this offering and the private placement:	9,500,000 warrants (which includes 2,000,000 warrants purchased by an entity affiliated with our officers and directors immediately prior to this offering)
Exercisability:	Each warrant is exercisable for one share of common stock.
Exercise price:	$6.00
Exercise period:

The warrants will become exercisable on the later of:

•  the completion of a business combination with a target business, or

•  May 21, 2008.

The warrants will expire at 5:00 p.m., New York City time, on May 21, 2011 or earlier upon redemption.

Redemption:

We may redeem the outstanding warrants (including any warrants issued upon exercise of the representative’s unit purchase option):

•  in whole and not in part;

•  at a price of $.01 per warrant at any time after the warrants become exercisable;

•  upon a minimum of 30 days’ prior written notice of redemption; and

•  if, and only if, the last sales price of our common stock equals or exceeds $11.50 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption.

We have established these criteria to provide warrant holders with a reasonable premium to the initial warrant exercise price as well as to provide a degree of liquidity to cushion the market reaction, if any, to a redemption call. If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder will then be entitled to exercise his or her warrant prior to the date scheduled for redemption; however, there can be no assurance that the price of the common stock will exceed $11.50 or the warrant exercise price after the redemption call is made.

In the event that the common stock issuable upon exercise of the warrants has not been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants, we will not have the right to redeem the warrants.

Private Placement:

An entity affiliated with our executive officers and directors has agreed to purchase 2,000,000 founding director warrants prior to the closing of this offering at a price of $1.00 per warrant for a total of $2,000,000. The founding director warrants will be purchased separately and not as a part of units. The purchase price of the founding director warrants will be added to the proceeds from this offering to be held in the trust account pending our completion of one or more business combinations.

If we do not complete one or more business combinations that meet the criteria described in this prospectus, the $2,000,000 purchase price of the founding director warrants will become part of the amount payable to our public stockholders upon our dissolution and the subsequent liquidation of the trust account and the founding director warrants will expire worthless.

Proposed OTC Bulletin Board symbols for our:
Units:	ACDQU
Common stock:	ACDQ
Warrants:	ACDQW
Offering and private placement proceeds to be held in trust:

$59,150,000 ($7.89 per unit) of the proceeds of this offering and the private placement will be placed in a trust account at JPMorgan Chase NY Bank maintained by Continental Stock Transfer & Trust Company, pursuant to an agreement to be signed on the date of this prospectus. Of this amount, up to $57,050,000 ($7.61 per unit) may be used by us for the purpose of effecting a business combination, and $2,100,000 ($0.28 per unit) will be paid to the underwriters only if a business combination is consummated (less $0.28 for each share redeemed for cash in connection with our business combination). We believe that the inclusion in the trust account of (i) the deferred underwriting discount and (ii) the $2,000,000 of proceeds from the sale of the founding director warrants in the private placement benefit our stockholders because additional proceeds will be available for distribution to investors if a liquidation of our company occurs prior to our completing an initial business combination. These proceeds will not be released until the earlier of the completion of a business combination or our liquidation. However, up to $2,000,000 of the interest earned on the trust account, net of taxes, will be released to us to fund our working capital requirements, and general corporate purposes, as set forth in the Investment Management Trust Agreement. Therefore, unless and until a business combination is consummated, the proceeds held in the trust account (other than up to $2,000,000 of the interest earned) will not be available for our use for any expenses related to this offering or expenses which we may incur related to the investigation and selection of a target business and the negotiation of an agreement to acquire a target business.

None of the warrants may be exercised until after the consummation of a business combination and, thus, after the proceeds of the trust account have been disbursed, the warrant exercise price will be paid directly to us.

Limited payments to insiders:

Prior to the consummation of a business combination, there will be no fees, reimbursements or cash payments made to our existing stockholders, executive officers or directors or their respective affiliates other than:

•  Repayment of an aggregate of $225,000 of loans bearing interest at the rate of 4% per annum made by Arcade Partners, LLC, an affiliate of our executive officers and directors, to fund organizational and offering expenses;

•  Payment of $7,500 per month to Arcade Partners, LLC, for office space and administrative services; and

•  Reimbursement for any expenses related to the offering and finding and completing a suitable business combination.

Amended and Restated Certificate of Incorporation:

Our amended and restated certificate of incorporation sets forth certain requirements and restrictions relating to this offering that shall apply to us until the consummation of a business combination. Specifically, it provides that:

•  prior to the consummation of our initial business combination, we shall submit such business combination to our stockholders for approval;

•  we may consummate our initial business combination if: (i) approved by a majority of the shares of common stock voted by the public stockholders, and (ii) public stockholders owning less than 30% of the shares of common stock purchased by the public stockholders in this offering exercise their redemption rights;

•  if our initial business combination is approved and consummated, public stockholders who voted against the business combination and exercised their redemption rights will receive their pro rata share of the trust account;

•  if a business combination is not consummated within 24 months from the date of this prospectus, then we will dissolve and distribute to all of our public stockholders their pro rata share of the trust account; and

•  we may not initially consummate any other merger, capital stock exchange, stock purchase, asset acquisition or similar transaction other than a business combination that meets the conditions specified in this prospectus, including the requirement that such combination be with one or more operating businesses whose fair market value, either individually or collectively, is equal to at least 80% of our net assets at the time of such business combination.

Our amended and restated certificate of incorporation prohibits the amendment of the above-described provisions without the affirmative vote of 95% of the shares issued in this offering. However, because the validity of a 95% supermajority provision restricting amendment of the amended and restated certificate of incorporation under Delaware law has not been settled, a court could conclude that it violates the stockholders’ implicit rights to amend the amended and restated certificate of incorporation. However, we view the foregoing provisions as obligations to our stockholders and we will not take any actions to waive or amend any of these provisions.

Stockholders must approve business combination:

We are required to seek stockholder approval before we effect our initial business combination, even if the nature of the acquisition would not ordinarily require stockholder approval under applicable state law. In connection with the vote required for such initial business combination, all of our existing stockholders, including all of our executive officers and directors, have agreed to vote the shares of common stock owned by them prior to this offering in accordance with the majority of the shares of common stock voted by the public stockholders; however, any shares acquired in this offering or in the aftermarket will be voted in favor of any business combination negotiated by our executive officers. We will proceed with a business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 30% of the shares sold in this offering exercise their redemption rights described below. Our threshold for redemption rights has been established at 30% in order for this offering to be competitive with other offerings by blank check companies currently in the market. However, a 20% threshold is more typical in offerings of this type. We have selected the higher threshold to reduce the risk of a small group of stockholders exercising undue influence on the stockholder approval process and make it easier for us to receive stockholder approval for a business combination. However, the 30% threshold entails certain risks described under the heading “Risk Factors—The fact that we will proceed with the business combination if public stockholders holding less than 30% of the shares sold in this offering exercise their redemption rights, rather than the 20% threshold of most other blank check companies, may hinder our ability to consummate a business combination in the most efficient manner or to optimize our capital structure.”

Voting against the business combination alone will not result in redemption of a stockholder’s shares for a pro rata portion of the trust account. Such stockholder must also have exercised its redemption rights described below.

Redemption rights for stockholders voting to reject a business combination:

Public stockholders voting against a business combination will be entitled to redeem their shares into a pro rata share of the trust account, including $0.28 per share being held in the trust account attributable to the deferred underwriting discount and any interest earned on their portion of the trust account (excluding, net of income taxes, up to $2,000,000 of interest previously released to us) if the business combination is approved and completed. Public stockholders who redeem their shares of common stock for a pro rata share of the trust account will be paid promptly following their exercise of redemption rights and will continue to have the right to exercise any warrants they own. Stockholders will not be requested to tender their shares of common stock before a business combination is consummated. If a business combination is consummated, redeeming stockholders will be sent instructions on how to tender their shares of common stock and when they should expect to receive the redemption amount. In order to ensure accuracy in determining whether or not the redemption threshold has been met, each redeeming stockholder must continue to hold their shares of common stock until the consummation of the business combination. We will not charge redeeming stockholders any fees in connection with the tender of shares for redemption. Because our existing stockholders have agreed to vote any shares acquired by them in this offering or the aftermarket in favor of a business combination negotiated by our executive officers, they are not entitled to redemption rights with respect to any such shares if the business combination is approved and completed.

Limited corporate existence:

Our amended and restated certificate of incorporation provides that we will continue in existence only until May 21, 2009. If we have not completed a business combination by such date, our corporate existence will cease except for the purposes of winding up our affairs and liquidating, pursuant to Section 278 of the Delaware General Corporation Law. We chose this limited existence structure in order to reduce the time to distribute the funds in the trust account to our stockholders in the event that we are unable to complete a business combination in the required time frame.

This automatic cessation of corporate existence has the same effect as if our board of directors and stockholders had formally voted to approve our dissolution pursuant to Section 275 of the Delaware General Corporation Law. Accordingly, limiting our corporate existence to a specified date as permitted by Section 102(b)(5) of the Delaware General Corporation Law removes the necessity to comply with the formal procedures set forth in Section 275 (which would have required our board of directors and stockholders to formally vote to approve our dissolution and liquidation and to have filed a certificate of dissolution with the Delaware Secretary of State). In connection with any proposed business combination we submit to our stockholders for approval, we will also submit to stockholders a proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence, thereby removing this limitation on our corporate life. We will only consummate a business combination if stockholders vote both in favor of such business combination and our amendment to provide for our perpetual existence. The approval of the proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence in connection with a business combination would require the affirmative vote of a majority of our outstanding shares of common stock.

Liquidation if no business combination:

As described above, if we have not consummated a business combination by May 21, 2009, our corporate existence will cease by operation of law and we will promptly distribute only to our public stockholders the amount in our trust account (including any accrued interest) plus any remaining net assets. At that time, pursuant to Section 281 of the Delaware General Corporation Law, we will also adopt a plan that will provide for payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may potentially be brought against us within the subsequent 10 years. We cannot assure you that we will properly assess all claims that may potentially be brought against us. As such, our stockholders could potentially be liable for any claims of creditors to the extent of distributions received by them (but no more). Furthermore, while we are obligated to have all significant vendors and service providers and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, there is no guarantee that they will not seek recourse against the trust account or that a court would not conclude that such agreements are not legally enforceable. Our executive officers and directors have agreed to indemnify us, jointly and severally pro rata according to their beneficial interest in our company immediately prior to this offering, for any loss, liability, claim, damage and expense to the extent necessary to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us. However, we cannot assure you that they will be able to satisfy those obligations, if they are required to do so. As a result, we cannot assure you that the per-share distribution from the trust account, if we liquidate, will not be less than $7.89, plus interest (net of taxes) then held in the trust account.

We anticipate that the distribution of the funds in the trust account to our public stockholders will occur within 10 business days from the date our corporate existence ceases.

Escrow of existing stockholders’ securities:

On the date of this prospectus, all of our existing stockholders, including all of our executive officers and directors, will place the common stock they owned before this offering into an escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent. Subject to certain limited exceptions for transfers, such as transfers to family members and trusts for estate planning purposes and the possible forfeiture of shares for cancellation by us discussed below, these shares will not be transferable during the escrow period and will not be released from escrow until one year after the consummation of a business combination. Any transfer of securities will be subject to the same restrictions imposed on the existing stockholders. The shares of common stock held in the escrow account will only be released prior to this date if following a business combination we engage in a subsequent transaction resulting in all stockholders having a right to exchange their shares for cash or other consideration.

Additionally, on the date of this prospectus, the founding director warrants will be placed into the escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent. Subject to certain limited exceptions, (such as transfers to members of Arcade Acquisition Investors, LLC in proportion to their membership interests, while remaining in escrow), the founding director warrants will not be transferable during the escrow period and will not be released from escrow until 30 days after the completion of our business combination. While the shares of common stock held by Arcade Acquisition Investors, LLC and its founding director warrants will be placed into the escrow account, we have been advised that the membership interests in Arcade

Acquisition Investors, LLC will not be placed into the escrow account. However, the operating agreement of Arcade Acquisition Investors, LLC will provide that no membership interests may be transferred other than to another existing holder of membership interests until after the consummation of a business combination.

If holders of more than 20% of the shares sold in this offering vote against a proposed business combination and seek to exercise their redemption rights and such business combination is consummated, our existing stockholders have agreed to forfeit, on a pro rata basis, and return to us for cancellation, a number of shares so that the existing stockholders will collectively own no more than 23.81% of our outstanding common stock immediately prior to the consummation of such business combination.

Risks

We are a newly formed company and until we complete a business combination, we will have no operations and will generate no operating revenues. In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of our management team, but also the special risks we face as a blank check company, as well as the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended, and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 13 of this prospectus.

SUMMARY FINANCIAL DATA

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. The actual balance sheet data as of February 16, 2007 is derived from our audited financial statements. The as adjusted balance sheet data is unaudited. We have not had any significant operations to date, so only balance sheet data is presented.

	February 16, 2007
	Actual	As Adjusted
Working capital (deficiency)	$(31,446)	$59,421,614
Total assets	173,060	59,421,614
Total liabilities	151,446	1,470,000
Value of common stock which may be redeemed for an interest in the trust account, as adjusted ($7.89 per share)	—	17,744,994
Stockholders’ equity	$21,614	$40,206,620

The “as adjusted” information gives effect to the sale of the units we are offering including the application of the related gross proceeds for the payment of our liabilities and the payment of the estimated remaining costs from such sale.

The working capital and total assets amounts, as adjusted, include $57,050,000 ($7.61 per share) from the proceeds of this offering and the private placement to be held in the trust account for our benefit which will be available to us only upon the consummation of a business combination within the time period described in this prospectus. The total amount placed in trust will be $59,150,000 ($7.89 per share), which includes the $2,100,000 ($0.28 per share) of deferred underwriting discounts and commissions and equals 98.6% of the total gross proceeds of this offering. If a business combination is not consummated, all of the proceeds held in the trust account ($7.89 per share) and any interest, net of taxes, and up to $2,000,000 of working capital, will be distributed to our public stockholders (subject to our obligations under Delaware law to provide for claims of creditors).

We will not proceed with a business combination if public stockholders owning 30% or more of the shares of common stock sold in this offering vote against the business combination and exercise their redemption rights. Accordingly, we may effect a business combination if public stockholders owning up to approximately 29.99% of the shares of common stock sold in this offering exercise their redemption rights. If this occurred, we would be required to redeem to cash up to approximately 29.99% of the 7,500,000 shares of common stock sold in this offering, or 2,249,999 shares of common stock, at an initial per share redemption price of $7.89, without taking into account interest earned on the trust account or taxes payable on such interest. This redemption obligation with respect to up to 2,249,999 of the shares of common stock sold in this offering will exist regardless of how a business combination is structured. The actual per share redemption price will be equal to:

•       the initial amount in the trust account ($7.89 per share), which includes the amount attributable to the deferred underwriting discount ($0.28 per share) and the proceeds of the private placement ($0.27 per share), and all accrued interest not previously released to us to fund working capital requirements (net of taxes payable), as of two business days prior to the proposed consummation of the business combination, divided by

•     the number of shares of common stock sold in the offering.

In the event that holders of more than 20% of the shares of common stock sold in this offering elect to redeem their shares, our existing stockholders have agreed to forfeit that number of shares (up to a maximum of 234,375) that will result in them owning collectively no more than 23.81% of our outstanding common stock immediately prior to the consummation of such business combination after giving effect to the redemption.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the material risks described below, together with the other information contained in this prospectus before making a decision to invest in our securities.

Risks associated with our business

We are a development stage company with no operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective.

We are a recently formed development stage company with no operating results to date. Therefore, our ability to begin operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire an operating business. We have not conducted any negotiations regarding acquisitions and we have no plans, arrangements or understandings with any prospective acquisition candidates. We will not generate any operating revenues until, at the earliest, after the consummation of a business combination. We cannot assure you that an initial business combination will occur.

If we are unable to complete a business combination and are forced to liquidate, our public stockholders will receive less than $8.00 per share upon distribution of the trust account and our warrants will expire worthless.

If we are unable to complete a business combination within 24 months from the date of this prospectus and are forced to liquidate our assets, the per share liquidation will be less than $8.00 because of the expenses of this offering, our general and administrative expenses and the anticipated costs of seeking a business combination. The per share liquidation value will be $7.89 per share, plus interest earned thereon (net of amounts released to us and net of taxes payable thereon), which includes the net proceeds of this offering and the private placement of the founding director warrants and $2,100,000 ($0.28 per share) of deferred underwriting discounts and commissions. While we will pay, or reserve for payment, from funds not held in trust, our liabilities and obligations, and our executive officers and directors have agreed to indemnify us under certain circumstances for such liabilities and obligations, we cannot assure you, where it is subsequently determined that the reserve for liabilities is insufficient, that stockholders will not be liable for such amounts to creditors. Furthermore, there will be no distribution with respect to our outstanding warrants and, accordingly, the warrants will expire worthless if we liquidate before the completion of a business combination. For a more complete discussion of the effects on our stockholders if we are unable to complete a business combination, see the section below entitled “Effecting a business combination—Liquidation if no business combination.”

If third parties bring claims against us, the proceeds held in trust could be reduced and the per share liquidation amount receivable by our public stockholders could be less than $7.89 per share.

Our placing of funds in the trust account may not protect those funds from third party claims against us. Although we are obligated to have all significant vendors and service providers and all prospective target businesses waive any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, they would not be prevented from bringing claims against the trust account including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with a claim against our assets, including the funds held in the trust account. Accordingly, the proceeds held in the trust account could be subject to claims that could take priority over the claims of our public stockholders and due to claims of such creditors, the per share liquidation price could be less than the initial $7.89 per share held in the trust account, plus interest (net of (1) any taxes due on such interest, which taxes, if any, shall be paid from the trust account and (2) any amounts that may have been released to us to fund working capital requirements). If we are unable to complete a business combination and are forced to liquidate, each of our executive officers and directors has jointly and severally agreed to reimburse us for our debts to vendors, or to any prospective target business, if we do not obtain a valid and enforceable waiver from that vendor or prospective target business of its rights or claims to the trust account and only to the extent necessary to ensure that such claims do not reduce the amount in the trust account. Based on the information provided to us in the director and officer questionnaires provided to us in connection with this offering as well as the representations as to their accredited investor status (as such term is defined in Regulation D), we currently believe that such persons are of substantial means and capable of funding their indemnity obligations, even though we have not asked them to reserve for such an eventuality. However, we cannot assure you that our executive officers and directors will be able to satisfy those obligations. In addition, our executive officers and directors have not agreed to reimburse us for any debts or obligations to vendors that do not represent service fees (and related disbursements) or product purchase prices but relate to a potential tort claim. We believe the likelihood of our executive officers and directors having to indemnify the trust account is limited because we intend to have all vendors and prospective target businesses as well as other entities execute agreements with us waiving any right, title, interest or claims of any kind in or to monies held in the trust account. In the event that our board recommends and our stockholders approve a plan of dissolution and distribution and it is subsequently determined that our reserve for claims and liabilities to third parties is insufficient, stockholders who received funds from our trust account could be liable for up to such amounts to creditors.

Additionally, if we are forced to file a bankruptcy case or an involuntary case is filed against us that is not dismissed, the funds held in our trust account will be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account the per share liquidation distribution would be less than the initial $7.89 per share held in the trust account.

The fact that we will proceed with the business combination if public stockholders holding less than 30% of the shares sold in this offering exercise their redemption rights, rather than the 20% threshold of most other blank check companies, may hinder our ability to consummate a business combination in the most efficient manner or to optimize our capital structure.

Unlike most other blank check offerings which have a 20% redemption threshold, we will proceed with the business combination if public stockholders holding less than 30% of the shares sold in this offering exercise their redemption rights, which may make it easier for us to receive stockholder approval for a business combination. As a result of our higher redemption threshold, we may have less cash available to complete a business combination. Because we will not know how many stockholders may exercise such redemption rights, we will need to structure a business combination meeting the 80% of our net assets test that requires less cash, or we may need to arrange third party financing to help fund the transaction in case a larger percentage of stockholders exercise their redemption rights than we expect. Alternatively, to compensate for the potential shortfall in cash, we may be required to structure the business combination, in whole or in part, using the issuance of our stock as consideration. Accordingly, this increase in redemption threshold to 30% may hinder our ability to consummate a business combination in the most efficient manner or to optimize our capital structure.

You will not be entitled to protections normally afforded to investors of blank check companies under the U.S. securities laws.

Since the net proceeds of this offering are intended to be used to complete a business combination with a target business that has not been identified, we may be deemed to be a “blank check” company under the U.S. securities laws. However, since we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and will file a Report on Form 8-K with the SEC upon consummation of this offering, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors of blank check companies, such as Rule 419.

Accordingly, investors will not be afforded the benefits or protections of those rules. Because we are not subject to Rule 419, our units will be immediately tradable and we have a longer period of time to complete a business combination in certain circumstances. For a more detailed comparison of our offering to offerings under Rule 419, see the section entitled “Comparison to offerings of blank check companies” below.

Our stockholders may be held liable for claims of third parties against us to the extent of distributions received by them in connection with the liquidation of the trust account.

Our amended and restated certificate of incorporation provides that we will continue in existence only until 24 months from the date of this prospectus. If we have not completed a business combination by such date and amended this provision in connection therewith, pursuant to the Delaware General Corporation Law, our corporate existence will cease except for the purposes of winding up our affairs and liquidating. Under Sections 280 through 282 of the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, it is our intention to make liquidating distributions to our stockholders within 10 business days after the 24 month period and, therefore, we do not intend to comply with those procedures. Because we will not be complying with those procedures, we are required, pursuant to Section 281 of the Delaware General Corporation Law, to adopt a plan that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any creditors known to us at that time or those that we believe could be potentially brought against us within the subsequent 10 years prior to distributing the funds held in the trust to stockholders. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them and any liability of our stockholders may extend well beyond the third anniversary of such dissolution. Accordingly, we cannot assure you that third parties will not seek to recover from our stockholders amounts owed to them by us.

Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a ‘‘preferential transfer’’ or a ‘‘fraudulent conveyance’’. As a result, a bankruptcy court could seek to recover all amounts received by our stockholders in our dissolution. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders promptly after May 21, 2009, this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Additionally, our board may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Since we have not currently selected a particular industry or prospective target business with which to complete a business combination, investors in this offering are unable to currently ascertain the merits or risks of the industry or target business in which we may ultimately operate.

We may consummate a business combination with a company in any industry we choose and are not limited to any particular industry or type of business. Accordingly, there is no current basis for you to evaluate the possible merits or risks of the particular industry in which we may ultimately operate or the target business which we may ultimately acquire. To the extent we complete a business combination with a financially unstable company or an entity in its development stage, we may be affected by numerous risks inherent in the business operations of those entities. If we complete a business combination with an entity in an industry characterized by a high level of risk, we may be affected by the currently unascertainable risks of that industry. For example, if we complete a business combination with a business in a regulated industry, we may be subject to various regulatory risks associated with that industry. Although our management will endeavor to evaluate the risks inherent in a particular industry or target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business. For a more complete discussion of our selection of a target business, see the section below entitled “Effecting a business combination—We have not identified a target business or target industry.”

Because there are numerous companies with a business plan similar to ours seeking to effectuate a business combination, it may be more difficult for us to do so.

Based upon publicly available information, we have identified approximately 101 blank check companies that have gone public since August 2003. Of these companies, only 24 have completed a business combination, while five have liquidated or will be liquidating. The remaining approximately 72 blank check companies have more than $6.6 billion in trust and are seeking to complete business acquisitions. Of these companies, only 21 have announced that they have entered into definitive agreements or letters of intent with respect to potential business combinations but have not yet consummated business combinations. In addition, there are 43 blank check companies with almost $3.8 billion in trust that have filed registration statements and will be seeking to complete business combinations. Furthermore, the fact that only 24 of such companies have completed business combinations and only 20 other of such companies have entered into definitive agreements or letters of intent for business combinations, and five have liquidated or will be liquidating, may be an indication that there are only a limited number of attractive targets available to such entities or that many targets are not inclined to enter into a transaction with a blank check company, and therefore we also may not be able to consummate a business combination within the prescribed time period. If we are unable to consummate a business combination within the prescribed time period, our purpose will be limited to dissolving, liquidating and winding up.

Our determination of the offering price of our units and of the aggregate amount of proceeds we are raising in this offering was more arbitrary than would typically be the case if we were an operating company rather than a blank check company.

There was no public market for any of our securities prior to this offering. The public offering price of the units, the terms of the warrants, the aggregate proceeds we are raising and the amount to be placed in trust were the products of a negotiation between the underwriters and us. The factors that were considered in making these determinations included: management’s perceptions of the number of potential competitors that exist to acquire businesses we may find attractive, the financial resources of those potential competitors and, therefore, the potential target size of the businesses they may seek to acquire and management’s belief as to the capital required to facilitate a combination with one or more viable target businesses with sufficient scale to operate as a stand-alone public entity. However, although these factors were considered, the determination of our per unit offering price and the aggregate proceeds we are raising in this offering is more arbitrary than the pricing of securities for an operating company in a particular industry since we have no historical operations or financial results that could provide a basis for such determination. There can be no assurance that management’s perceptions accurately reflect the actual facts with respect to any of the factors considered.

We may issue shares of our capital stock or debt securities to complete a business combination, which would reduce the equity interest of our stockholders and likely cause a change in control of our ownership.

Our amended and restated certificate of incorporation authorizes the issuance of up to 39,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 preferred shares, par value $0.0001 per share. Immediately after this offering (assuming no exercise of the underwriters’ over-allotment option), there will be 18,625,000 authorized but unissued shares of common stock available for issuance (after appropriate reservation for the issuance of common stock upon full exercise of our outstanding warrants and the unit purchase option granted to Morgan Joseph & Co. Inc., the representative of the underwriters) and all of the 1,000,000 preferred shares available for issuance. Although we have no commitments as of the date of this offering to issue our securities, we may issue a substantial number of additional shares of common stock or preferred shares, or a combination of common stock and preferred shares, to complete a business combination. The issuance of additional common stock or preferred shares:

•       may significantly reduce the equity interest of investors in this offering;

•       could cause a change in control if a substantial number of our shares of common stock are issued and in the event of a change of control most likely result in the resignation or removal of our present officers and directors;

•       may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded to our common stock; and

•       may adversely affect prevailing market prices for our securities.

Similarly, if we issued debt securities, it could result in:

•       default and foreclosure on our assets if our operating cash flow after a business combination were insufficient to pay our debt obligations;

•       acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contained covenants that required the maintenance of certain financial ratios or reserves and any such covenant were breached without a waiver or renegotiation of that covenant;

•       our immediate payment of all principal and accrued interest, if any, if the debt security was payable on demand;

•       covenants that limit our ability to acquire capital assets or make additional acquisitions; and

•       our inability to obtain additional financing, if necessary, if the debt security contained covenants restricting our ability to obtain additional financing while such security was outstanding.

For a more complete discussion of the possible structure of a business combination, see the section below entitled “Effecting a business combination—Selection of a target business and structuring of a business combination.”

Our ability to successfully effect a business combination and to be successful afterwards will be dependent upon the efforts of our key personnel, some of whom may join us following a business combination and whom we would have only a limited ability to evaluate.

Our ability to successfully effect a business combination will be dependent upon the efforts of our key personnel. In addition, the future role of our key personnel and our directors following a business combination cannot presently be fully ascertained. It is likely that we may employ other personnel following the business combination. While we intend to closely scrutinize any additional individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company as well as U.S. securities laws which could cause us to have to expend time and resources helping them become familiar with such laws. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

Our executive officers and directors may allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs, hampering our ability to consummate a business combination.

Our executive officers and directors are not required to commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and other businesses. All of our executive officers are engaged in several other business endeavors and are not obligated to contribute any specific number of hours per week to our affairs. If our executive officers’ other business affairs require them to devote more substantial amounts of time to such affairs, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate a business combination. We cannot assure you that these conflicts will be resolved in our favor. For a discussion of the potential conflicts of interest that you should be aware of, see the section below entitled “Management—Conflicts of Interest.”

Our executive officers and directors may be involved or in the future may become affiliated with other businesses, including other blank check companies, which could cause a conflict of interest as to which business they may present a viable acquisition opportunity.

Our executive officers and directors may be involved or in the future may become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by us. For example, Messrs. Furer, Chapman and Rahman are directors of KapStone Paper and Packaging Corporation (formerly Stone Arcade Acquisition Corporation, a blank check company) and principals of Arcade Partners, LLC, a private equity firm. Our executive officers and directors may become aware of business opportunities that may be appropriate for presentation to us as well as the other entities with which they may be affiliated. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. We cannot assure you that these conflicts will be resolved in our favor. See “Management—Prior Involvement of Principals in Blank Check Companies.”

All of our existing executive officers and directors, or their respective affiliates, own shares of common stock which will not participate in liquidation distributions and therefore they may have a conflict of interest in determining whether a particular target business is appropriate for a business combination.

Our executive officers and directors, or their respective affiliates, as applicable, have waived the right to receive distributions upon our liquidation upon our failure to complete a business combination with respect to shares of common stock they purchased prior to this offering. Additionally, these individuals have collectively agreed with the representative of the underwriters that an entity affiliated with our officers and directors will purchase the founding director warrants in a private placement immediately prior to this offering. The shares of common stock owned by our executive officers and directors and the warrants owned by an entity affiliated with our officers and directors prior to this offering and their affiliates will be worthless if we do not consummate a business combination. The personal and financial interests of our executive officers and directors may influence their motivation in identifying and selecting a target business and completing a business combination on a timely basis. Consequently, our executive officers’ and directors’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest.

Our existing stockholders’ interests in obtaining reimbursement for any out-of-pocket expenses incurred by them may lead to a conflict of interest in determining whether a particular target business is appropriate for a business combination and in the public stockholders’ best interest.

Our existing stockholders, which include all of our executive officers and directors, will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the available proceeds not deposited in the trust account, including interest income of $2,000,000, unless the business combination is consummated. The amount of available proceeds is based on management estimates of the funds needed for operations and to consummate a business combination, and those estimates may prove to be inaccurate. The financial interest of our executive officers and directors could influence their motivation in selecting a target business as certain business combinations may involve the repayment of expenses while others may not. For instance, our executive officers and directors may, as part of any such combination, negotiate the repayment of some or all of their out-of-pocket expenses in excess of the amount in the trust account, which if not agreed to by the target business’ owners, could cause our executive officers and directors to view such potential business combination unfavorably, thereby resulting in a conflict of interest. As a result, our executive officers and directors may have a potential conflict of interest when determining whether or not a particular business combination is in the stockholders’ best interest.

It is possible that we will only be able to complete one business combination with the proceeds of this offering and the private placement, which will cause us to be solely dependent on a single business.

The net proceeds from this offering and the private placement will provide us with approximately $57,050,000 which we may use to complete a business combination. Our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business, except that our initial business combination must be a transaction in which the fair market value of the target business or businesses acquired simultaneously at the time of the business combination is at least 80% of our net assets at the time of the business combination. While we may be able to purchase more than one target business using our equity securities as consideration for the acquisition or raising additional funds through the sale of our securities or through loan arrangements, we have no agreements or arrangements for such additional funding. We therefore believe that it is most likely that we will have the ability to effect only a single business combination. However, should our management elect to pursue more than one acquisition of target businesses simultaneously, our management could encounter difficulties in consummating all or a portion of such acquisitions due to a lack of adequate resources, including the inability of management to devote sufficient time to the due diligence, negotiation and documentation of each acquisition. Furthermore, even if we complete the acquisition of more than one target business at substantially the same time, there can be no assurance that we will be able to integrate the operations of such target businesses.

Accordingly, the prospects for our ability to effect our business strategy may be:

•       solely dependent upon the performance of a single business; or

•       dependent upon the development or market acceptance of a single or limited number of products, processes or services.

In the event we acquire a single target business, we will not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities that may have the resources to complete several business combinations. See “Effecting a Business Combination—Probable lack of business diversification.”

We will be dependent upon interest earned on the trust account to fund our search for a target company and consummation of a business combination.

Of the net proceeds of this offering, only $250,000 is estimated to be available to us initially outside the trust account to fund our working capital requirements. We will be dependent upon sufficient interest being earned on the proceeds held in the trust account to provide us with the additional working capital we will need to search for a target company and consummate a business combination. While we are entitled to up to $2,000,000 of the interest earned on the trust account, net of taxes, if interest rates were to decline substantially, we may not have sufficient funds available to complete a business combination. In such event, we would need to borrow funds from our insiders or others or be forced to liquidate.

Because of our limited resources and the significant competition for business combination opportunities, we may not be able to consummate an attractive business combination.

We expect to encounter intense competition from other entities having a business objective similar to ours, including venture capital funds, leveraged buyout funds and operating businesses competing for acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. Our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Further, our obligation to seek stockholder approval of a business combination may delay the consummation of a transaction, and our obligation to redeem for cash the shares of common stock held by public stockholders in certain instances may reduce the resources available for a business combination. Additionally, our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination.

We may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure the transaction or abandon a particular business combination.

Although we believe that the net proceeds of this offering and the private placement will be sufficient to allow us to consummate a business combination, since we have not yet identified any prospective target business, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering and the private placement prove to be insufficient, either because of the size of the business combination or the depletion of the available net proceeds in search of a target business, or because we become obligated to redeem into cash a significant number of shares from dissenting stockholders (which in our case may be up to 30% of the shares held by public stockholders, which may make it easier for us to receive stockholder approval for a business combination, rather than the 20% threshold of most other blank check companies), we will be required to seek additional financing. We cannot assure you that such financing would be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. If we were unable to secure additional financing, we would most likely fail to consummate a business combination in the allotted time and would dissolve and liquidate the trust as part of our plan of dissolution and liquidation. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our executive officers, directors or stockholders is required to provide any financing to us in connection with or after a business combination.

Our existing stockholders, including our executive officers and directors, control a substantial interest in us and thus may influence certain actions requiring stockholder vote.

Upon consummation of our offering and the private placement, our existing stockholders (including all of our executive officers and directors) will collectively own 20% of our issued and outstanding shares of common stock. Any shares of common stock acquired by existing stockholders in this offering or by existing stockholders in the open market after this offering will be considered as part of the holding of the public stockholders and will have the same voting rights as other public stockholders with respect to a potential business combination, except that our executive officers and directors have agreed to vote such shares in favor of any business combination we propose to our stockholders. Accordingly, they must vote in favor of a proposed business combination with respect to shares acquired by them in this offering or in the open market and will not be able to exercise redemption rights with respect to a potential business combination that is approved.

Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. It is unlikely that there will be an annual meeting of stockholders to elect new directors prior to the consummation of a business combination, in which case all of the current directors will continue in office at least until the consummation of the business combination. If there is an annual meeting, as a consequence of our “staggered” board of directors, only a minority of the board of directors will be considered for election and our existing stockholders, because of their ownership position, will have considerable influence regarding the outcome. Accordingly, our existing stockholders will continue to exert control at least until the consummation of a business combination. In addition, our existing stockholders and their affiliates and relatives are not prohibited from purchasing more units than indicated above in this offering or from purchasing securities in the open market. If they do, we cannot assure you that our existing stockholders will not have considerable influence upon the vote in connection with a business combination.

Risks associated with the offering

Our existing stockholders paid an aggregate of $25,000, or approximately $0.013 per share, for their shares purchased prior to this offering and the private placement and, accordingly, you will experience immediate and substantial dilution from the purchase of our common stock.

The difference between the public offering price per share of our common stock and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to you and the other investors in this offering. The fact that our existing stockholders acquired their shares of common stock at a nominal price has contributed significantly to this dilution. Assuming the offering is completed, you and the other new investors will incur an immediate and substantial dilution of approximately 29.5% or $2.36 per share (the difference between the pro forma net tangible book value per share of $5.64, and the initial offering price of $8.00 per unit).

We may choose to redeem our outstanding warrants at a time that is disadvantageous to our warrant holders.

Subject to there being a current prospectus under the Securities Act of 1933 with respect to the shares of common stock issuable upon exercise of the warrants, we may redeem the warrants issued as a part of our units at any time after the warrants become exercisable in whole and not in part, at a price of $.01 per warrant, upon a minimum of 30 days’ prior written notice of redemption, if and only if, the last sales price of our common stock equals or exceeds $11.50 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption. Redemption of the warrants could force the warrant holders (i) to exercise the warrants and pay the exercise price therefore at a time when it may be disadvantageous for the holders to do so, (ii) to sell the warrants at the then current market price when they might otherwise wish to hold the warrants, or (iii) to accept the nominal redemption price which, at the time the warrants are called for redemption, is likely to be substantially less than the market value of the warrants. The founding director warrants are not subject to redemption so long as the initial purchaser or its member transferees hold such warrants and, accordingly, will not be subject to these risks.

The ability of our stockholders to exercise their redemption rights may not allow us to effectuate the most desirable business combination or optimize our capital structure.

When we seek stockholder approval of any business combination, we will offer each public stockholder the right to have such stockholder’s shares of common stock redeemed for cash if the stockholder votes against the business combination and the business combination is approved and completed. Accordingly, if our business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many stockholders may exercise such redemption rights, we may either need to reserve part of the trust account for possible payment upon such redemption, or we may need to arrange third party financing to help fund our business combination in case a larger percentage of stockholders exercise their redemption rights than we expect. Therefore, we may not be able to consummate a business combination that requires us to use all of the funds held in the trust account as part of the purchase price, or we may end up having a leverage ratio that is not optimal for our business combination. This may limit our ability to effectuate the most attractive business combination available to us.

Although we are required to use our best efforts to have an effective registration statement covering the issuance of the shares underlying the warrants at the time that our warrant holders exercise their warrants, we cannot guarantee that a registration statement will be effective, in which case our warrant holders may not be able to exercise our warrants.

Holders of our warrants will be able to exercise the warrants only if (i) a current registration statement under the Securities Act of 1933 relating to the shares of our common stock underlying the warrants is then effective and (ii) such shares are qualified for sale or exempt from qualification under the applicable securities laws of the states in which the various holders of warrants reside. Although we have undertaken in the Warrant Agreement, and therefore have a contractual obligation, to use our best efforts to maintain a current registration statement covering the shares underlying the warrants following completion of this offering to the extent required by federal securities laws, and we intend to comply with such undertaking, we cannot assure you that we will be able to do so. The value of the warrants may be greatly reduced if a registration statement covering the shares issuable upon the exercise of the warrants is not kept current. We are not obligated to pay cash or other consideration to the holders of the warrants in such circumstances and the warrants can become, and later expire, worthless. In such event, holders who acquired their warrants as part of a purchase of units will have paid the full unit purchase price solely for the shares underlying the units.

Because the founding director warrants sold in the private placement were originally issued pursuant to an exemption from registration requirements under the federal securities laws, the holder of these warrants will be able to exercise its warrants even if, at the time of exercise, a prospectus relating to the common stock issuable upon exercise of such warrants is not current. As a result, the holder of the founding director warrants purchased in the private placement will not have any restrictions with respect to the exercise of its warrants.

We cannot guarantee that we will be able to register the shares underlying the warrants under the applicable state securities laws, in which case the holders of such securities may not be able to exercise them.

We have agreed to use our reasonable efforts to register the shares underlying the warrants under the blue sky laws of the states of residence of the exercising warrant holders, to the extent an exemption is not available and if permitted by the blue sky laws of such jurisdictions. However, some states may not permit us to register the shares issuable upon exercise of our warrants for sale. The value of the warrants will be greatly reduced if the securities are not qualified, or exempt from qualification, in the states in which the holders of warrants reside. We have no obligation to issue, cash, securities or other compensation in exchange for the warrants in the event that we are unable register the shares underlying the warrants under applicable state securities laws, and the warrants may expire unexercised and unredeemed. Holders of warrants who reside in jurisdictions in which the shares underlying the warrants are not qualified and in which there is no exemption will be unable to exercise their warrants and would either have to sell their warrants in the open market or allow them to expire unexercised. In such event, holders who acquired their warrants as part of a purchase of units will have paid the full unit purchase price solely for the shares underlying the units. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to qualify the underlying securities for sale under all applicable state securities laws.

Our outstanding warrants may have an adverse effect on the market price of our common stock and make it more difficult to effect a business combination.

In connection with this offering, as part of the units, we will be issuing warrants to purchase 7,500,000 shares of common stock. We will also issue an option to purchase 750,000 units to the representative of the underwriters which, if exercised, will result in the issuance of an additional 750,000 warrants. In addition, an entity affiliated with our existing officers and directors will purchase founding director warrants to purchase an aggregate of 2,000,000 shares of common stock in the private placement. To the extent we issue common stock to effect a business combination, the potential for the issuance of substantial numbers of additional shares upon exercise of these warrants could make us a less attractive acquisition vehicle in the eyes of a target business as such securities, when exercised, will increase the number of our issued and outstanding common stock and potentially dilute the value of the shares issued to complete the business combination. Accordingly, our warrants and, if we undertake to do so, any options we issue, may make it more difficult to effectuate a business combination or increase the cost of the target business. Additionally, the sale, or even the possibility of sale, of the common stock underlying the warrants could have an adverse effect on the market price for our securities or on our ability to obtain future public financing. If and to the extent these warrants and options are exercised, you may experience dilution to your holdings.

Any exercise by our existing stockholders of their registration rights may have an adverse effect on the market price our common stock, and the existence of these rights may make it more difficult to effect a business combination.

Our existing stockholders are entitled to require us to register the resale of their shares of common stock at any time after the date on which their shares are released from escrow, which, except in limited circumstances, will not be before one year from the consummation of a business combination. In addition, the holder of the founding director warrants can require us to register those warrants and the underlying shares of common stock at anytime after the founding director warrants become exercisable by their terms. If our existing stockholders and the holder of the founding director warrants exercise their registration rights with respect to all of their shares of common stock and warrants, then there will be an additional 1,875,000 shares of common stock and 2,000,000 warrants and/or up to 2,000,000 shares of common stock issued upon exercise of the founding director warrants that will be eligible for trading in the public market. The presence of this additional number of securities eligible for trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of these rights may make it more difficult to effectuate a business combination or increase the cost of the target business, as the stockholders of the target business may be discouraged from entering into a business combination with us or will request a higher price for their securities as a result of these registration rights and the potential future effect their exercise may have on the trading market for our securities.

There is currently no market for our securities and a market for our securities may not develop, which could adversely affect the liquidity and price of our securities.

There is no market for our securities. Therefore, stockholders should be aware that they cannot benefit from information about prior market history as to their decisions to invest which means they are at further risk if they invest. In addition, the price of our securities after the offering can vary due to general economic conditions and forecasts, our general business condition and the release of our financial reports. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be maintained. Investors may be unable to sell their securities unless a market can be established or maintained.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination.

If we are deemed to be an investment company under the Investment Company Act of 1940, our activities may be restricted, including:

•       restrictions on the nature of our investments; and

•       restrictions on the issuance of securities, which may make it difficult for us to complete a business combination.

In addition, we may have imposed upon us burdensome requirements, including:

•       registration as an investment company;

•       adoption of a specific form of corporate structure; and

•       reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.

We do not believe that our anticipated principal activities will subject us to the Investment Company Act of 1940. To this end, the proceeds held in trust may only be invested by the trust agent in “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940. By restricting the investment of the proceeds to these instruments, we intend to meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act of 1940. If we were deemed to be subject to the act, compliance with these additional regulatory burdens would require additional expenses that we have not budgeted.

Because we may be deemed to have no “independent” directors, actions taken and expenses incurred by our executive officers and directors on our behalf will generally not be subject to “independent” review.

Each of our directors owns our common stock and, although no compensation will be paid to them for services rendered prior to or in connection with a business combination, they may receive reimbursement for out-of-pocket expenses incurred by them in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations and for out-of-pocket expenses incurred in connection with this offering. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Because none of our directors will be deemed “independent,” we will generally not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement. Although we believe that all actions taken by our directors on our behalf will be in our best interests, we cannot assure you that this will be the case. If actions are taken, or expenses are incurred, that are not in our best interests, it could have a material adverse effect on our business and operations and the price of our common stock held by the public stockholders.

Because our initial stockholders’ initial equity investment was only $25,000, our offering may be disallowed by state administrators that follow the North American Securities Administrators Association, Inc. Statement of Policy on development stage companies.

Pursuant to the Statement of Policy Regarding Promoter’s Equity Investment promulgated by The North American Securities Administrators Association, Inc., an international organization devoted to investor protection, any state administrator may disallow an offering of a development stage company if the initial equity investment by a company’s promoters does not equal a certain percentage of the aggregate public offering price. Our promoters’ initial investment of $25,000 is less than the required $1,610,000 minimum amount pursuant to this policy. Accordingly, a state administrator would have the discretion to disallow our offering if it wanted to. We cannot assure you that our offering would not be disallowed pursuant to this policy. Additionally, the initial equity investment made by the initial stockholders may not adequately protect investors.

If you are not an institutional investor, you may purchase our securities in this offering only if you reside within certain states and may engage in resale transactions only in those states and a limited number of other jurisdictions.

We have applied to register our securities, or have obtained or will seek to obtain an exemption from registration, in Colorado, Delaware, the District of Columbia Florida, Hawaii, Illinois, New York and Rhode Island. If you are not an “institutional investor,” you must be a resident of these jurisdictions to purchase our securities in the offering. The definition of an “institutional investor” varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities. In order to prevent resale transactions in violation of states’ securities laws, you may engage in resale transactions only in these states and in other jurisdictions in which an applicable exemption is available or a Blue Sky application has been filed and accepted. This restriction on resale may limit your ability to resell the securities purchased in this offering and may impact the price of our securities. For a more complete discussion of the Blue Sky state securities laws and registrations affecting this offering, please see the section entitled “State Blue Sky Information” appearing elsewhere in this prospectus.

We intend to have our securities quoted on the OTC Bulletin Board, which will limit the liquidity and price of our securities more than if our securities were quoted or listed on The Nasdaq Stock Market or a national exchange.

Our securities will be traded in the over-the-counter market. It is anticipated that they will be quoted on the OTC Bulletin Board, an NASD-sponsored and operated inter-dealer automated quotation system for equity securities not included on The Nasdaq Stock Market. Quotation of our securities on the OTC Bulletin Board will limit the liquidity and price of our securities more than if our securities were quoted or listed on The Nasdaq Stock Market or a national exchange.

We may seek a business combination with a target business with which one or more of our existing stockholders may be affiliated.

Each of Messrs. Furer, Chapman and Rahman, our executive officers and directors, are affiliated with Arcade Partners, LLC, Washington & Congress Capital Partners, L.P., and KapStone Paper and Packaging Corporation. In the event any of these companies determine to sell assets, spin-off a business division or otherwise divest themselves of business interests, we may pursue such opportunities as our management becomes aware of them. Our existing officers, directors and stockholders are not currently aware of any specific opportunities to consummate a business combination with any entities with which they are affiliated, whether by virtue of the sale of assets, spin-off, divestiture or otherwise, and there have been no preliminary discussions or indications of interest with any such entity or entities. Although we will not be specifically focusing on, or targeting any, transaction with any affiliated entities, we would, consider such a transaction immediately after the offering if any such opportunity were presented to us, without first seeking to consummate a business combination with a non-affiliated entity, although we are unaware of any such actual or potential transaction as of the date of this prospectus.

Foreign currency fluctuations could adversely affect our business and financial results.

A target business with which we may combine may do business and generate sales within other countries. Foreign currency fluctuations may affect the costs that we incur in such international operations. It is also possible that some or all of our operating expenses may be incurred in non-U.S. dollar currencies. The appreciation of non-U.S. dollar currencies in those countries where we have operations against the U.S. dollar would increase our costs and could harm our results of operations and financial condition.

We may acquire a target business located outside of the United States which may subject us to additional risks that could have an adverse effect on our business operations and financial results subsequent to the business combination.

Acquiring and operating a target company located outside of the United States may involve additional risks, including changes in trade protection and investment laws, policies and measures, and other regulatory requirements affecting foreign trade and investment; social, political, labor, or economic conditions in a specific country or region; and difficulties in staffing and managing foreign operations. In addition, significant fluctuations in exchange rates between the U.S. dollar and foreign currencies may adversely affect the price of acquiring a foreign target business and, subsequent to acquisition, our future net revenues. These types of risks may impede our ability to successfully complete a business combination with a target business located outside of the United States and may impair our financial results and operations if we consummate such a business combination.

Additionally, in accordance with the requirements of the United States federal securities laws, in order to seek stockholder approval of a business combination, a proposed target business will be required to have certain financial statements which are prepared in accordance with, or which can be reconciled to U.S. generally accepted accounting principles (GAAP) and audited in accordance with U.S. GAAP. To the extent that a proposed target business does not have financial statements which have been prepared with, or which can be reconciled to, U.S. GAAP, and audited in accordance with U.S. GAAP, a likely possibility with a foreign target company, we will not be able to acquire that proposed foreign target company. These financial statement requirements may limit the pool of potential target businesses.

USE OF PROCEEDS

We estimate that the net proceeds of this offering and the private placement will be as set forth in the following table:

	Without Over-Allotment Option	Over-Allotment Option Exercised
Gross proceeds
Gross proceeds from units offered to the public	$60,000,000	$69,000,000
Gross proceeds from warrants offered in the private placement	2,000,000	2,000,000
Offering expenses(1)
Underwriting discount(2)	2,100,000	2,415,000
Deferred underwriting discount(3)	2,100,000	2,415,000
Legal fees and expenses (including blue sky fees and expenses)	275,000	275,000
Printing and engraving expenses	100,000	100,000
Accounting fees and expenses	50,000	50,000
SEC registration fee	4,098	4,098
NASD registration fee	13,850	13,850
Miscellaneous expenses	57,052	57,052
Net proceeds
Held in trust for our benefit	57,050,000	65,420,000
Not held in trust(4)	250,000	250,000
Total net proceeds	$57,300,000	$65,670,000
Use of net proceeds not held in trust and up to $2,000,000 of after tax interest earned on the trust account that may be released to us
Legal, accounting and other expenses attendant to the structuring and negotiation of a business combination(5)	$700,000	31.1%
Due diligence, identification and research of prospective target businesses and reimbursement for out-of-pocket expenses of management	500,000	22.2%
Payment for office space to Arcade Partners, LLC and for administrative and support services ($7,500 per month for two years)	180,000	8.0%
Legal and accounting fees relating to SEC reporting obligations	150,000	6.7%
Working capital to cover miscellaneous expenses, D&O insurance and reserves	720,000	32.0%
Total	$2,250,000	100.0%

(1)          As of May 15, 2007, approximately $235,000 of the offering expenses have already been paid, in part, from loans to us described below, including the SEC registration fee, the NASD registration fee and legal and auditing fees.

(2)          Represents 3.5% of the gross proceeds from the sale of the units in this offering.

(3)          Represents 3.5% of the gross proceeds from the sale of the units in this offering that will be paid to the underwriters only upon consummation of a business combination, less $0.28 for each share redeemed for cash in connection with our business combination. If a business combination is not consummated and we are liquidated, such amounts will be distributed among our public stockholders.

(4)          As described below, an entity affiliated with our executive officers and directors has agreed that, in the event the expenses of this offering are greater than our estimates, it will make a loan to us in the amount (not to exceed $250,000) necessary to ensure that $250,000 of net proceeds is initially available to us outside the trust for working capital.

(5)          These amounts are expected to be paid to legal, accounting and other outside professional firms to assist in negotiating, structuring, and documenting a business combination and the preparation and filing of the related proxy statement.

$59,150,000, or $67,835,000 if the underwriters’ over-allotment option is exercised in full, of net proceeds, including the proceeds of the private placement, will be placed in a trust account at JPMorgan Chase NY Bank maintained by Continental Stock Transfer & Trust Company, New York, New York, as trustee. Of this amount, $2,100,000 ($2,415,000 if the underwriters’ over-allotment option is exercised in full) will be paid to the underwriters if and only if a business combination is consummated, less $0.28 for each share redeemed for cash in connection with our business combination. Except as set forth below, the proceeds will not be released from the trust account until the earlier of the completion of a business combination and our liquidation. The proceeds held in the trust account (exclusive of any funds held for the benefit of the underwriters or used to pay stockholders who exercised their redemption rights) may be used as consideration to pay the sellers of a target business with which we ultimately complete a business combination. However, we may not use all of the funds remaining in the trust account in connection with a business combination, either because the consideration for the business combination is less than the proceeds in the trust account or because we finance a portion of the consideration with our capital stock or debt securities. In that event, the remaining proceeds held in the trust account, as well as any other net proceeds not expended, will constitute working capital for our business after the business combination and will be available for use as determined by our board of directors at that time. While it is difficult to determine what the specific operating expenses of our business after completion of a business combination may be, we expect that they may include some or all of the following: capital expenditures, general ongoing expenses including overhead and payroll, costs involved in expanding markets and in developing strategic acquisitions or alliances. In addition, we may use any remaining proceeds held in the trust account to satisfy any unpaid reimbursable out-of-pocket expenses incurred by our officers and directors in connection with identifying or completing the business combination, as well as any unpaid finder’s fees or similar fees or compensation to the extent such expenses, fees, or compensation exceed the available proceeds not deposited in the trust account.

Under the terms of our investment management trust agreement we are permitted, at our discretion, from time to time as interest is earned and funds become available, to draw the following amounts from the interest accrued on the trust account: (i) taxes payable on interest earned, and (ii) up to $2,000,000 to fund our working capital. The remaining proceeds held in trust will not be released from the trust account until the earlier of the completion of a business combination or the liquidation of the trust account as part of any plan of dissolution and liquidation approved by our stockholders.

We have agreed to pay Arcade Partners, LLC, a company equally owned by our executive officers and directors, $7,500 per month for office space and general and administrative services. We believe that such fee is at least as favorable as we could have obtained from an unaffiliated person. Upon completion of a business combination or our liquidation, we will no longer be required to pay these monthly fees.

We intend to use the excess working capital shown above for director and officer liability insurance premiums, with the balance being held in reserve in the event due diligence, legal, accounting and other expenses of structuring and negotiating business combinations exceed our estimates, as well as for reimbursement of any out-of-pocket expenses incurred by our existing stockholders in connection with activities on our behalf as described below. We believe that the excess working capital will be sufficient to cover the foregoing expenses and reimbursement costs.

To the extent that our securities are used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account as well as any other net proceeds not expended will be used to finance the operations of the target business.

Arcade Partners, LLC, a company equally owned by Messrs. Furer, Chapman and Rahman, our executive officers and directors, has funded us an aggregate amount of $225,000 pursuant to promissory notes. The proceeds of the loans evidenced by the notes are being used to pay a portion of the expenses related to this offering. The notes bear simple interest at the rate of 4% per annum with both interest and principal being due and payable on the earlier of February 5, 2008 or the consummation of this offering.

In addition, Arcade Partners, LLC has agreed that, in the event the expenses of this offering are greater than our estimates, upon the closing of the offering it will make a loan to us in the amount (not to exceed $250,000) necessary to ensure that $250,000 of working capital is initially available to us outside the trust.  Such loan will be non-interest bearing and will be repaid only in the event we consummate a business combination.

The net proceeds of this offering not held in the trust account and not immediately required for the purposes set forth above, should we choose to hold such amounts in a non-cash form, will be invested only in U.S. “government securities,” defined as any Treasury Bill issued by the U.S. having a maturity of 180 days or less so that we are not deemed to be an investment company under the Investment Company Act. Up to $2,000,000 of the interest income, net of taxes, derived from investment of these net proceeds during this period may be used to defray our general and administrative expenses, as well as to pay costs relating to compliance with securities laws and regulations, including associated professional fees, until a business combination is completed.

We may use a portion of the working capital, including any interest released to us from the trust account, to make a deposit, down payment or fund a “no shop” provision with respect to a business combination, although we do not have any current intention to do so. If we are ultimately required to forfeit such funds, we would have less funds available to us to conduct due diligence and pay other expenses related to finding another suitable business combination without borrowing funds. If we were unable to secure additional financing, we would most likely fail to consummate a business combination in the allotted time and would be forced to liquidate.

We believe that, upon consummation of this offering, we will have sufficient available funds to operate for at least the next 24 months, assuming that a business combination is not consummated during that time.

Other than the $7,500 aggregate per month administrative fees described above, no compensation will be paid to any of our officers and directors, or any of their affiliates, for services rendered to us prior to or in connection with the consummation of the business combination. However, our existing stockholders will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations and for out-of-pocket expenses incurred in connection with this offering. Reimbursement for such expenses will be paid by us out of the funds not held in trust and currently allocated in the above table “Working capital to cover miscellaneous expenses, D&O insurance and reserves.” In addition, reimbursement for such expenses will also be paid by us out of the interest on funds held in the trust account and distributable to us each calendar month. To the extent that such out-of-pocket expenses exceed the available proceeds not deposited in the trust account or other funds available to us, such out-of-pocket expenses would not be reimbursed by us unless we consummate a business combination, in which event this reimbursement obligation would in all likelihood be negotiated with the owners of a target business. Since the role of present management after a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after a business combination.

A public stockholder will be entitled to receive funds from the trust account (including interest earned on his, her or its portion of the trust account not previously released to us) only in the event of our liquidation upon our failure to complete a business combination within the allotted time or if that public stockholder were to seek to redeem such shares for cash in connection with a business combination which the public stockholder voted against and which we actually consummate. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account.

DILUTION

The difference between the public offering price per share of our common stock, assuming no value is attributed to the warrants included in the units, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share of common stock is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be redeemed for an interest in the trust account), by the number of outstanding common stock.

At February 16, 2007, our net tangible book value was a deficiency of $(31,446), or approximately $(0.02) per share of common stock. After giving effect to the private placement and the sale of 7,500,000 shares of common stock included in the units, and the deduction of underwriting discounts and estimated expenses of this offering, our pro forma net tangible book value (as decreased by the value of 2,249,999 shares of common stock which may be redeemed for an interest in the trust account) at February 16, 2007 would be $40,206,620 or $5.64 per share of common stock, representing an immediate increase in net tangible book value of $5.66 per share of common stock to the existing stockholders and an immediate dilution of $2.36 per share of common stock or 29.5% to new investors not exercising their redemption rights. For purposes of presentation, our pro forma net tangible book value after this offering is approximately $17,744,994 less than it otherwise would have been because if we effect a business combination, the redemption rights to the public stockholders may result in the redemption for an interest in the trust account of up to approximately 29.99% of the aggregate number of the shares of common stock sold in this offering at a per share redemption price equal to the amount in the trust account as of the record date for the determination of stockholders entitled to vote on the business combination, inclusive of any interest, divided by the number of shares of common stock sold in this offering.

The following table illustrates the dilution to the new investors on a per share basis, assuming no value is attributed to the warrants included in the units:

Public offering price		$8.00
Net tangible book value before this offering	$(0.02)
Increase attributable to new investors	5.66
Pro forma net tangible book value after this offering		5.64
Dilution to new investors		$2.36

The following table sets forth information with respect to our existing stockholders and the new investors:

	Shares Purchased		Total Consideration		Average Price
	Number	Percentage	Amount	Percentage	Per Share
Existing stockholders(1)	1,875,000	20.0%	$25,000	0.04%	$0.013
New investors(2)	7,500,000	80.0%	$60,000,000	99.96%	$8.000
Total	9,375,000	100.0%	$60,025,000	100.0%

(1)          Does not include shares underlying the 2,000,000 founding director warrants to be purchased in a private placement prior to the consummation of the offering.

(2)          Assumes that the warrants included in the units have no value and that none of these warrants have been exercised.

The pro forma net tangible book value after the offering is calculated as follows:

Numerator:
Net tangible book value before the offering	$(31,446)
Net proceeds from this offering and the private placement(1)	59,400,000
Offering costs accrued for or paid in advance and excluded from tangible book value before this offering	53,060
Less: Proceeds held in trust subject to redemption for cash(3)	(17,744,994)
Less: Deferred underwriting discount paid upon consummation of a business combination(4)	(1,470,000)
$40,206,620
Denominator:
Shares of common stock outstanding prior to the offering	1,875,000
Shares of common stock included in the units offered in this offering	7,500,000
Less: Shares subject to redemption(2)	(2,249,999)
7,125,001

(1)          This amount is net of all offering expenses other than the deferred underwriting discount.

(2)          Does not reflect the possible forfeiture of up to 234,375 shares by our existing stockholders in the event, and to the extent, that holders of more than 20% of the shares sold in this offering exercise their redemption rights.

(3)          Includes $630,000 of the deferred underwriting discount that is subject to forfeiture in the event of a 29.99% redemption.

(4)          Excludes $630,000 of the deferred underwriting discount that is subject to forfeiture in the event of a 29.99% redemption.

CAPITALIZATION

The following table sets forth our capitalization at February 16, 2007 and as adjusted to give effect to the private placement, the sale of our units and the application of the estimated net proceeds derived from the sale of our units in this offering and the founding director warrants in the private placement. The actual stockholders’ equity data as of February 16, 2007 is derived from our audited financial statements. The as adjusted stockholders’ equity data is unaudited.

	February 16, 2007
	Actual	As Adjusted
Note payable to stockholders(1)	$150,000	$—
Underwriter fee payable(2)	—	1,470,000
Value of common stock which may be redeemed for an interest in the trust account, as adjusted ($7.89 per share, including $0.28 of deferred underwriting discount)(3)	—	17,744,994
Stockholders’ equity:
Preferred shares, $0.0001 par value, 1,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.0001 par value, 39,000,000 shares authorized; 1,875,000 shares issued and outstanding; 9,375,000 shares issued and outstanding (including 2,249,999 shares subject to possible redemption), as adjusted(2)	188	938
Additional paid-in capital(4)	24,812	40,209,068
Deficit accumulated during the development stage	(3,386)	(3,386)
Total stockholders’ equity	$21,614	$40,206,620
Total capitalization	$171,614	$59,421,614

(1)          Amounts loaned pursuant to a promissory note issued to an affiliate of our existing stockholders are due on the earlier of February 5, 2008 or the closing of this offering.

(2)          Excludes $630,000 of the deferred underwriting discount that is subject to forfeiture in the event of a 29.99% redemption.

(3)          If we consummate a business combination, the redemption rights afforded to our public stockholders may result in the redemption for cash of up to approximately 29.99% of the aggregate number of shares of common stock sold, or 2,249,999 shares, in this offering at a per share redemption price equal to the amount in the trust account, inclusive of any accrued interest earned on their portion of the trust account not previously distributed to us (net of taxes payable), as of two business days prior to the proposed consummation of a business combination divided by the number of shares of common stock sold in this offering. However, in the event that holders of more than 20% of the shares of common stock sold in this offering elect to redeem their shares, our existing stockholders have agreed to forfeit that number of shares (up to a maximum of 234,375) that will result in them owning collectively no more than 23.81% of our outstanding common stock immediately prior to the consummation of such business combination after giving effect to the redemption.

(4)          The ‘as adjusted’ amount includes the $2,000,000 to be paid by an entity affiliated with our officers and directors in connection with the purchase of the founding director warrants.

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We were formed on January 30, 2007 to serve as a vehicle to effect a merger, stock exchange, asset acquisition or other similar business combination with, an operating business. We intend to utilize cash derived from the proceeds of this offering and the private placement, our capital stock, debt or a combination of cash, capital stock and debt, in effecting a business combination. The issuance of additional shares of our capital stock:

•       may significantly reduce the equity interest of our stockholders;

•       may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded to our common stock;

•       could cause a change in control if a substantial number of our shares of common stock are issued and, in the event of a change of control, may also result in the resignation or removal of one or more of our present officers and directors; and

•       may adversely affect prevailing market prices for our securities.

Similarly, if we issued debt securities, it could result in:

•       default and foreclosure on our assets if our operating revenues after a business combination were insufficient to pay our debt obligations;

•       acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contained covenants that required the maintenance of certain financial ratios or reserves and any such covenant were breached without a waiver or renegotiation of that covenant;

•       our immediate payment of all principal and accrued interest, if any, if the debt security was payable on demand; and

•       our inability to obtain additional financing, if necessary, if the debt security contained covenants restricting our ability to obtain additional financing while such security was outstanding.

We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through an offering of our equity securities.

We estimate that the net proceeds from the sale of the units in this offering and the sale of warrants in the private placement, after deducting offering expenses of approximately $4,700,000, including underwriting discounts of approximately $4,200,000 (or $4,830,000 if the underwriters’ over-allotment option is exercised in full), will be approximately $57,300,000 (or $65,670,000 if the underwriters’ over-allotment option is exercised in full). Of this amount, $57,050,000 (or $65,420,000 if the underwriters’ over-allotment option is exercised in full) will be held in trust for our benefit and the remaining $250,000, will not be held in trust. We will use substantially all of the net proceeds of this offering to acquire a target business, including identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating the business combination, including the payment of legal and accounting expenses and advisory and investment banking fees payable in connection with the business combination. In addition, the underwriters have agreed to defer $2,100,000 ($2,415,000 if the underwriters exercise their over-allotment option in full) of their commissions and discounts. Such deferred compensation will also be placed into the trust account and paid to our stockholders on a pro-rata basis in the event some stockholders exercise their redemption rights in the event of a business combination or in the event of our liquidation. The underwriters will only receive the deferred compensation if a business combination is consummated (as such amount would be reduced by payments made to redeeming stockholders). Funds held in the trust account for our benefit would be used to pay expenses, fees and costs only upon the consummation of a business combination, and, except for $2,000,000 of interest earned on the trust account that may be released to us to fund our working capital requirements and amounts released to us to pay any taxes payable on interest earned on the trust account, would not otherwise be available to us. To the extent that our securities are used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account (excluding the deferred fee to be paid to the underwriters upon consummation of a business combination, amounts payable to any stockholders who exercise their redemption rights and expenses associated with the business combination that are in excess of the amounts not held in trust), will be available for use as determined by our board of directors at that time. While it is difficult to determine what the specific operating expenses of our business after completion of a business combination may be, we expect that they may include some or all of the following: capital expenditures, general ongoing expenses including overhead and payroll, costs involved in expanding markets and in developing strategic acquisitions or alliances. In addition, we may use any remaining proceeds held in the trust account to satisfy any unpaid reimbursable out-of-pocket expenses incurred by our officers and directors in connection with identifying or completing the business combination, as well as any unpaid finder’s fees or similar fees or compensation to the extent such expenses, fees, or compensation exceed the available proceeds not deposited in the trust account.

We have agreed to sell to the representative of the underwriters, for $100, an option to purchase up to a total of 750,000 units. The representative’s unit purchase option is exercisable on a cashless basis at $10.00 per unit commencing one year from the date of the prospectus and it expires five years from the date of the prospectus. The units issuable upon exercise of this option are identical to those being sold in this offering except that the warrants included in the option have an exercise price of $7.00 per share. If the option is exercised at any time after the fourth anniversary of the date of this prospectus, the holder will only receive the shares comprising the 750,000 units since the warrants will have expired. The option may only be exercised by the option holder and cannot be redeemed for cash by us or the option holder.

The sale of the option will be accounted for as a cost attributable to the proposed offering. Accordingly, there will be no net impact on our financial position or results of operations, except for the recording of the $100 proceeds from the sale. We have estimated, based upon a Black-Scholes model, that the fair value of the option on the date of sale would be approximately $1,737,600, using an expected life of five years, volatility of 32.8%, and a risk-free interest rate of 4.66%. However, because our units do not have a trading history, the volatility assumption is based on information currently available to management. We believe the volatility estimate calculated is a reasonable benchmark to use in estimating the expected volatility of our units. The volatility calculation is based on the most recent trading day average volatility of a representative sample of 21 blank check companies with a structure similar to ours that completed a business combination and have a sufficient subsequent trading history. Although an expected life of five years was used in the calculation, if we do not consummate a business combination within the prescribed time period and we automatically dissolve and subsequently liquidate our trust account, the option will become worthless.

Because we do not have any specific business combination under consideration, it is impossible at this time to determine specifically how we would, following a business combination, use any proceeds held in the trust account which are not used to consummate such business combination. We believe that, upon consummation of this offering, the funds available to us outside of the trust account, including the interest income to be distributed to us to fund our working capital, will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. Over this time period, we anticipate approximately $700,000 of expenses for legal, accounting and other expenses attendant to the structuring and negotiating of a business combination, $500,000 for due diligence, identification and research of prospective target businesses and reimbursement for out-of-pocket expenses to management, $180,000 for administrative services and support (up to $7,500 per month for

24 months), $150,000 of expenses in legal and accounting fees relating to our SEC reporting obligations and $720,000 for general working capital that will be used for miscellaneous expenses and reserves, including director and officer liability insurance premiums. We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, we may need to raise additional funds through a private offering of debt or equity securities if such funds are required to consummate a business combination that is presented to us. We would only consummate such a fund raising simultaneously with the consummation of a business combination.

On February 5 and April 4, 2007, Arcade Partners, LLC, an entity owned equally by our three executive officers and directors, loaned us an aggregate of $225,000 evidenced by two promissory notes. The notes bear simple interest at the rate of 4% per annum and interest and principal are payable on the earlier of February 5, 2008 or the consummation of this offering. The proceeds of these loans are being used to pay a portion of the expenses related to this offering.

PROPOSED BUSINESS

Introduction

We are a recently organized Delaware blank check company formed to serve as a vehicle for the acquisition of an operating business. We intend to utilize cash derived from the proceeds of this offering and the private placement, our capital stock, debt or a combination of these in effecting a business combination.

We do not have any specific merger, stock exchange, asset acquisition, reorganization or other business combination under consideration or contemplation and we have not, nor has anyone on our behalf, contacted any potential target business or had any discussions, formal or otherwise, with respect to such a transaction. We will not be limited to any particular industry or geographic location in our efforts to identify prospective target businesses.

We will seek to capitalize on the significant strength of our management team, which is experienced in sourcing, structuring, financing and consummating business combinations in a variety of industry sectors. We believe that we have extensive contacts and sources, ranging from public and private company contacts, private equity funds, and investment bankers to attorneys, accountants and business brokers, from which to generate acquisition opportunities. We believe that our extensive contacts, relationships and sources, when combined with our proven track record of partnering with experienced operating management will help us identify and structure attractive acquisition opportunities for our investors. While we do not intend to pursue a business combination with any company that is a portfolio company of or otherwise affiliated with, or has received a financial investment from, any of the private equity firms with which our existing stockholders, executive officers or directors are affiliated, we are not prohibited from pursuing such a transaction. In the event that we seek to complete a business combination with such a company, we would obtain an opinion from an independent investment banking firm that such business combination is fair to our stockholders from a financial point of view.

Pursuant to our amended and restated certificate of incorporation, the initial business combination must be a transaction with one or more operating businesses in which the collective fair market value of the target business, at the time of the business combination, is at least 80% of our net assets at the time of the business combination. Our initial business combination may involve the simultaneous acquisition or merger of more than one target business.

Effecting a Business Combination

General

We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to utilize cash derived from the proceeds of this offering and the private placement, our capital stock, debt or a combination of these in effecting a business combination. Although substantially all of the net proceeds of this offering and the private placement are intended to be generally applied toward effecting a business combination as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. Accordingly, prospective investors will invest in us without an opportunity to evaluate the specific merits or risks of any one or more business combinations. We intend to seek a business combination from amongst private businesses, corporate divestitures, and portfolio companies of private equity funds. We believe that our background and track record positions us well to identify target acquisitions and to effect a business combination. In seeking a business combination we will consider the following sources:

•       Private Companies.   Owners of privately-held companies seeking liquidity or financing for additional growth opportunities are often interested in a sale to or a merger with a well-capitalized public company.

•       Corporate Divestitures.   Corporate divestitures continue to represent an opportunity to acquire operating divisions or subsidiaries from companies that embark on transformation plans and seek to divest non-core assets.

•       Portfolio Companies of Private Equity Fund.   Private equity funds generally have finite lives and must seek exit transactions for their portfolio companies in order to liquidate and/or distribute the fund assets to their limited partners following a predetermined term (which may include extensions).

Our business strategy

Our management will have substantially unrestricted flexibility in identifying and selecting a prospective target business. While we have not established specific attributes or criteria for prospective target businesses we believe the following factors to be important in evaluating prospects. However, we may decide to enter into a business combination with a target business or businesses that do not meet some or all of these criteria and guidelines.

•       Positive and reliable cash flow.   We will generally seek to acquire established companies with a history of positive and reliable cash flow (earnings before interest, taxes, depreciation and amortization). We generally intend to avoid business start-ups and companies that we perceive as having significant technology risk or speculative business profiles. We also intend to focus on companies where there are opportunities for substantial growth, either organically or through acquisitions, and where such growth allows for enhanced profit margins through economies of scale.

•       Experienced management team.   We believe that experienced and seasoned management that has been tested and proven through one or more complete business cycles constitutes an important determinant for success. Accordingly, we will weigh the quality and caliber of management as well as its depth as an important criterion in our evaluation of target business opportunities.

•       Competitive position in industry.   We will seek to evaluate the strengths and weaknesses of target businesses, particularly with respect to their competitive position in the marketplace. In seeking to determine the competitive advantages of a business, we will consider product quality, customer loyalty, market share, brand strength, switching costs (both for customers and suppliers), intellectual property protection and other intangible assets as well as the customary financial measures such as growth, profitability and capitalization. We will favor businesses that are market share leaders within their respective industries and those that are positioned for growth. In addition, in evaluating competitive advantages, we will seek to ascertain and confirm their sustainability.

Our competitive strengths

We believe our specific competitive strengths to be the following:

•       Prior Blank Check Company Experience.   Our management team, including our executive officers and directors, has already been involved in the successful initial public offering and the subsequent consummation of a business combination for a prior blank check company, KapStone Paper and Packaging Corporation, (formerly, Stone Arcade Acquisition Corporation) which was formed with the objective to acquire an operating business in the paper, packaging, forest products and related industries. KapStone completed an initial public offering in August 2005, raising gross proceeds of $120 million at an offering price of $6.00 per unit. In June 2006, KapStone announced its intention to acquire the kraft papers business of International Paper Company for $155 million in cash, subject to certain post-closing adjustments, plus two contingent earn-out payments, (A) of up to $35 million and (B) $25 million, based on the target’s annual earnings before interest, income taxes, depreciation and amortization during the five year period immediately following the acquisition. The business employs approximately 700 people and has annual revenues of approximately $250 million. Of the 23,661,853 votes cast at the meeting (representing 94.6% of the company’s total outstanding shares), 99.8% voted in favor of the acquisition. Holders of 40,000 shares voted against the acquisition and elected to have such shares redeemed. The acquisition was completed on January 2, 2007. Messrs. Chapman, Furer and Rahman, our three executive officers and directors, are three of the five co-founders of KapStone and played a key role throughout the business combination transaction, including assisting in identifying various suitable acquisition candidates, including the ultimate target, arranging bank financing and assisting in the proxy solicitation of stockholder approval. They continue to serve as independent directors of KapStone. We believe our management’s prior experience in acquiring a company with a blank check company represents a significant competitive advantage.

•       Experienced Private Equity Investors.   Each of our executive officers and directors has over 20 years of experience advising, acquiring, financing and selling private and public companies in various industries. For most of that period, the team has worked together closely. Our experience with sourcing, due diligence, structuring, negotiating and closing acquisition and growth financing transactions spans both the public and private markets.

•       Extensive Public, Private Equity and Mergers and Acquisitions Contacts.   Our management team has an extensive base of contacts in the public and private equity markets and mergers and acquisitions industry that we have developed through each of our over 20 years of experience. We believe that we have strong working relationships with principals as well as intermediaries who constitute our most likely source of transactions. In addition, our management team, through its present and historical membership on various boards of directors, has developed a network of business relationships with other board members that greatly extends its access to privately held companies. We believe that these contacts will be important in generating acquisition opportunities for us.

•       Management Operating Experience.   Our management team has acquisition and operating experience in a number of businesses in various industries, such as industrial manufacturing, paper and packaging, healthcare telecommunications, business services and consumer products. We believe that this breadth of industry experience provides us with a competitive advantage in evaluating businesses and acquisition opportunities over managers who have little or no direct operating experience. This experience will also be very helpful in identifying, acquiring and retaining experienced operating managers—a process that management believes is the key to the longer term success of our company.

We have not identified a target business or target industry

To date, we have not selected any target business or target industry on which to concentrate our search for a business combination. We have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate. Finally, there has been no diligence, discussions, negotiations and/or other similar activities undertaken, directly or indirectly, by us, our affiliates or representatives, or by any third party, with respect to a business combination transaction with us.

Subject to the limitations that the initial business combination must be a transaction with one or more operating businesses and in which the collective fair market value of the target business or businesses is at least 80% of our net assets at the time of the business combination, as described below in more detail, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate.

We have not established any other specific attributes or criteria (financial or otherwise) for prospective target businesses. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete a business combination. To the extent we effect a business combination with a financially unstable company or an entity in its early stage of development or growth, including entities without established records of sales or earnings, we may be affected by numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

Sources of target businesses

We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds and other members of the financial community, who may present solicited or unsolicited proposals. Our executive officers and directors, as well as their affiliates, may also bring to our attention target business candidates. While we do not presently have any arrangements with professional firms that specialize in business acquisitions on any formal basis, we may engage these firms in the future, in which event we may pay a finder’s fee, retainer or other compensation. In no event, however, will we pay any of our existing executive officers or directors or any entity with which they are affiliated any finder’s fee or other compensation for services rendered to us prior to or in connection with the consummation of a business combination.

Selection of a target business and structuring of a business combination

In evaluating a prospective target business, our management will consider, among other factors, the following:

•       financial condition and results of operation;

•       growth potential;

•       experience and skill of management and availability of additional personnel;

•       capital requirements;

•       competitive position;

•       barriers to entry into other industries;

•       stage of development of the products, processes or services;

•       degree of current or potential market acceptance of the products, processes or services;

•       proprietary features and degree of intellectual property or other protection of the products, processes or services;

•       regulatory environment of the industry; and

•       costs associated with effecting the business combination.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating a prospective target business, we will conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management, where applicable, and inspection of facilities, as well as review of financial and other information which will be made available to us. Nevertheless, upon the completion of such due diligence, we may consummate a business combination with a business target which does not possess the foregoing characteristics. The circumstances that would lead management to consider entering into a business combination with a target business that does not meet the foregoing criteria would include management’s judgment that positive mitigating or offsetting factors are present. For example, we may choose to complete a business combination with a business that has not had recent positive or reliable cash flow, but that has undergone a restructuring or other transformation (such as a major new product line or key customer acquisition) that we determine is likely to lead to positive and reliable cash flow in the near future. Similarly, we could consider a business combination with a business that is deficient in management if we believe we can readily supplement existing management.

The time and costs required to select and evaluate a target business and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination. However, we will not pay any finders or consulting fees to our existing officers and directors, or any of their respective affiliates, for services rendered to or in connection with a business combination.

Fair market value of business combination

Our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business, except that our initial business combination must be a transaction in which the fair market value of the target business or businesses acquired simultaneously is at least equal to 80% of our net assets at the time of the business combination. In the event we determine to simultaneously acquire several businesses and such businesses are owned by different sellers and one or more the businesses do not, on a stand-alone basis meet the 80% test, we may need one or more of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of one or more of the other acquisitions, which may make it more difficult for us, and delay our ability to complete the business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. We may further seek to acquire a target business that has a fair market value in excess of 80% of our net assets by raising additional funds through the sale of our securities, through loans or a combination of both. The fair market value of any such business or businesses will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value. If our board is not able to independently determine that the target business has a sufficient fair market value, we will obtain an opinion from an unaffiliated independent investment banking firm with respect to the satisfaction of such criteria.

Possible lack of business diversification

While we may seek to effect business combinations with more than one target business, our initial business combination must be with a target business which satisfies the minimum valuation standard at the time of such acquisition, as discussed above. Consequently, it is possible that we will have the ability to effect only a single business combination. Accordingly, the prospects for our success may be dependent upon the future performance of a single business. Unlike other entities which may have the resources to complete several business combinations of entities operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. If we are able to consummate only a single business combination, our lack of diversification may:

•       subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination; and

•       result in our dependency upon the development or market acceptance of a single or limited number of products, processes or services.

Limited ability to evaluate the target business’ management

Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of the target business’ management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our executive officers and directors, if any, in the target business cannot presently be stated with any certainty. While it is possible that one or more of our directors will remain associated in some capacity with us following a business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to a business combination. Moreover, we cannot assure you that our executive officers and directors will have significant experience or knowledge relating to the operations of the particular target business.

Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Opportunity for stockholder approval of business combination

Prior to the completion of a business combination, we will submit the transaction to our stockholders for approval, even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable law. In connection with seeking stockholder approval of a business combination, we will also submit to our stockholders for approval a proposal to amend our amended and restated certificate of incorporation to provide for our corporate life to continue perpetually following the consummation of such business combination. Any vote to extend the corporate life to continue perpetually following the consummation of a business combination will be taken only if the business combination is approved. We will only consummate a business combination if stockholders vote both in favor of such business combination and our amendment to extend our corporate life.

In connection with seeking stockholder approval of a business combination we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act of 1934, which, among other matters, will include a description of the operations of the target business and certain audited historical financial statements of the business.

In connection with the vote required for any business combination, all of our existing stockholders, including all of our executive officers and directors, have agreed to vote their respective shares of common stock owned by them immediately prior to this offering and the private placement in accordance with the majority of the shares of common stock voted by the public stockholders. This voting arrangement shall not apply to shares of common stock included in units purchased by any of our existing stockholders in this offering or following this offering, in the open market. Our existing stockholders have agreed to vote any such shares they purchase in favor of any business combination negotiated by our executive officers. We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 30% of the shares of common stock sold in this offering exercise their redemption rights. Our threshold for redemption has been established at 30% in order for this offering to be competitive with other blank check company offerings. However, to date a 20% threshold has been more typical for offerings of this type. We have increased the threshold to reduce the risk of a small group of stockholders exercising undue influence on the approval process and make it easier for us to receive stockholder approval for a business combination. Voting against the business combination alone will not result in redemption of a stockholder’s shares into a pro rata share of the trust account. To do so, a stockholder must have also exercised the redemption rights described below. As a result of our higher redemption threshold, we may have less cash available to complete a business combination. Because we will not know how many stockholders may exercise such redemption rights, we will need to structure a business combination that requires less cash, or we may need to arrange third party financing to help fund the transaction in case a larger percentage of stockholders exercise their redemption rights than we expect. Alternatively, to compensate for the potential shortfall in cash, we may be required to structure the business combination, in whole or in part, using the issuance of our stock as consideration. Accordingly, this increase in the customary redemption threshold may hinder our ability to consummate a business combination in the most efficient manner or to optimize our capital structure.

Redemption rights

At the time we seek stockholder approval of any business combination, we will offer each public stockholder the right to have such stockholder’s shares of common stock redeemed for cash if the stockholder votes against the business combination and the business combination is approved and completed. The actual per share redemption price will be equal to the aggregate amount then on deposit in the trust account, including a pro-rata share of the deferred underwriting discount and any interest earned on the trust account, net of income taxes payable on such interest and after release of up to $2,000,000 of interest income earned on the trust account, after tax, to fund working capital requirements (calculated as of two business days prior to the consummation of the proposed business combination), divided by the number of shares of common stock sold in this offering. Without taking into any account interest earned on the trust account, the initial per share redemption price would be $7.89, which includes $0.28 being held in the trust account attributable to the deferred underwriting discount, or $0.11 less than the per unit offering price of $8.00. An eligible stockholder may request redemption at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the business combination and the business combination is approved and completed. Stockholders will not be requested to tender their shares of common stock before a business combination is consummated. If a business combination is consummated, redeeming stockholders will be sent instructions on how to tender their shares of common stock and when they should expect to receive the redemption amount. In order to ensure accuracy in determining whether or not the redemption threshold has been met, each redeeming stockholder must continue to hold their shares of common stock until the consummation of the business combination. We will not charge redeeming stockholders any fees in connection with the tender of shares for redemption. If a stockholder votes against the business combination but fails to properly exercise his or her redemption rights, such stockholder will not have his or her shares of common stock redeemed for his or her pro rata distribution of the trust account. Any request for redemption, once made, may be withdrawn at any time up to the date of the meeting. It is anticipated that the funds to be distributed to stockholders entitled to redeem their shares of common stock who elect redemption will be distributed promptly after completion of a business combination. Public stockholders who redeem their shares of common stock into their share of the trust account still have the right to exercise the warrants that they received as part of the units. We will not complete any business combination if public stockholders owning 30% or more of the shares of common stock sold in this offering exercise their redemption rights. Our existing stockholders are not entitled to redeem any shares of common stock held by them whether acquired by them prior to, as part of or after this offering, into a pro rata share of the trust account in connection with a business combination.

Liquidation if no business combination

Our amended and restated certificate of incorporation provides that we will continue in existence only until May 21, 2009. This provision may not be amended without the affirmative vote of 95% of the shares issued in this offering except in connection with the consummation of a business combination. If we have not completed a business combination by such date, our corporate existence will cease except for the purposes of winding up our affairs and liquidating, pursuant to Section 278 of the Delaware General Corporation Law. This has the same effect as if our board of directors and stockholders had formally voted to approve our dissolution pursuant to Section 275 of the Delaware General Corporation Law. Accordingly, limiting our corporate existence to a specified date as permitted by Section 102(b)(5) of the Delaware General Corporation Law removes the necessity to comply with the formal procedures set forth in Section 275 (which would have required our board of directors and stockholders to formally vote to approve our dissolution and liquidation and to have filed a certificate of dissolution with the Delaware Secretary of State). We view this provision terminating our corporate life by January 29, 2009 as an obligation to our stockholders and will not take any action to amend or waive this provision to allow us to survive for a longer period of time except in connection with the consummation of a business combination.

If we are unable to complete a business combination by May 21, 2009, we will distribute to all of our public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust account, inclusive of any interest, net of taxes, and up to $2,000,000 which may be used to fund our working capital requirements, plus any remaining net assets (subject to our obligations under Delaware law to provide for claims of creditors as described below). We anticipate notifying the trustee of the trust account to begin liquidating such assets promptly after such date and anticipate it will take no more than 10 business days to effectuate such distribution.

Our existing stockholders have waived their rights to participate in any such distribution or any liquidation distribution with respect to their initial shares. There will be no distribution from the trust account or otherwise with respect to our warrants which will expire worthless. We will pay the costs of liquidation and dissolution (currently anticipated to be no more than approximately $15,000) from our remaining assets outside of the trust account.

Our public stockholders will be entitled to receive funds from the trust account only in the event of the liquidation of the trust account or if they seek to convert their respective shares into cash upon a business combination which the stockholder voted against and which is completed by us. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account.

If we were to expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial per-share liquidation price would be $7.89, or $0.11 less than the per-unit offering price of $8.00. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors (which could include vendors and service providers we have engaged to assist us in any way in connection with our search for a target business and that are owed money by us, as well as target businesses themselves) which could have higher priority than the claims of our public stockholders. Our executive officers and directors have agreed to indemnify us, jointly and severally pro rata according to their beneficial interest in our company immediately prior to this offering, for our debts to vendors, or to any prospective target business, if we do not obtain a valid and enforceable waiver from that vendor or prospective target business of its rights or claims to the trust account and only to the extent necessary to ensure that such claims do not reduce the amount in the trust account. However, we cannot assure you that they will be able to satisfy those obligations, if they are required to do so. As a result, we cannot assure you that the per-share distribution from the trust account, if we liquidate, will not be less than $7.89, plus interest then held in the trust account.

Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public stockholders at least $7.89 per share.

Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, as stated above, it is our intention to make liquidating distributions to our stockholders as soon as reasonably possible after May 21, 2009 and, therefore, we do not intend to comply with those procedures. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them and any liability of our stockholders may extend well beyond the third anniversary of such date. Because we will not be complying with Section 280, Section 281(b) of the Delaware General Corporation Law requires us to adopt a plan of dissolution that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors and service providers (such as accountants, lawyers, investment bankers, etc.) and potential target businesses. As described above, we are obligated to have all signifcant vendors and service providers and all prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account. As a result, the claims that could be made against us are significantly limited and the likelihood that any claim would result in any liability extending to the trust is remote. Moreover, because we will obtain the waiver agreements described above, the funds held in trust should be excluded from the claims of any creditors who executed such agreements in connection with any bankruptcy proceeding. However, such agreements may or may not be enforceable. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them in a dissolution and any liability of our stockholders may extend beyond the third anniversary of such dissolution.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a ‘‘preferential transfer’’ or a ‘‘fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders in our dissolution. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders promptly after May 21, 2009, this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Additionally, our board may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Amended and restated certificate of incorporation

Our amended and restated certificate of incorporation requires that we obtain the affirmative vote of holders of 95% of the shares issued in this offering to amend certain provisions of our amended and restated certificate of incorporation. However, the validity of such supermajority voting provisions under Delaware law has not been settled. A court could conclude that such supermajority voting consent requirement constitutes a practical prohibition on amendment in violation of the stockholders’ implicit rights to amend the corporate charter. In that case, certain provisions of the amended and restated certificate of incorporation would be amendable without such supermajority consent and any such amendment could reduce or eliminate the protection afforded to our stockholders. However, we view the foregoing provisions as obligations to our stockholders, and we will not take any action to waive or amend any of these provisions.

Competition

In identifying, evaluating and selecting a target business, we may encounter intense competition from other entities having a business objective similar to ours. Currently, there are approximately 72 blank check companies with more than $6.6 billion in trust that are seeking to carry out a business plan similar to our business plan and there are likely to be more blank check companies filing registration statements for initial public offerings after the date of this prospectus and prior to our completion of a business combination. Additionally, we may be subject to competition from other companies looking to expand their operations through the acquisition of a target business. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than us and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there are numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of a target business. Further:

•       our obligation to seek stockholder approval of a business combination or obtain the necessary financial information to be included in the proxy statement to be sent to stockholders in connection with such business combination may delay or prevent the completion of a transaction;

•       our obligation to redeem into cash shares of common stock held by our public stockholders in certain instances may reduce the resources available to us for a business combination; and

•       our outstanding warrants and options, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses.

Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination. Our management believes, however, that to the extent that our target business is a privately held entity, our status as a public entity may give us a competitive advantage over privately-held entities having a similar business objective as ours in acquiring a target business with significant growth potential on favorable terms.

If we succeed in effecting a business combination, there will be, in all likelihood, intense competition from competitors of the target business. We cannot assure you that, subsequent to a business combination, we will have the resources or ability to compete effectively.

Facilities

We maintain our executive offices at 62 La Salle Road, Suite 364, West Hartford, Connecticut 06107 which is provided by Arcade Partners, LLC, an affiliate of Messrs. Furer, Chapman and Rahman. Subsequent to this offering, Arcade Partners, LLC will be paid $7,500 per month pursuant to a letter agreement between Arcade Partners, LLC and us for providing administrative support and services. We believe that based on rents and fees for similar services in the West Hartford, Connecticut area, the fee charged by Arcade Partners, LLC is at least as favorable as we could have obtained from an unaffiliated person.

Officers and Employees

We have three officers, all of whom serve as members of our board of directors. Although these individuals are not obligated to contribute any specific number of hours per week to our business following this offering, they will devote such time as they deem necessary to our affairs.

Periodic Reporting and Financial Information

We will register our units, common stock and warrants under the Securities Exchange Act of 1934, as amended, and will have reporting obligations, including the requirement that we file annual reports with the SEC. In accordance with the requirements of the Securities Exchange Act of 1934, our annual reports will contain financial statements audited and reported on by our independent registered public accounting firm.

We will not acquire a target business if audited financial statements based on U.S. generally accepted accounting principles cannot be obtained for such target business. Additionally, our management will provide stockholders with the foregoing financial information as part of the proxy solicitation materials sent to stockholders to assist them in assessing each specific target business we seek to acquire. Our management believes that the requirement of having available financial information for the target business may limit the pool of potential target businesses available for acquisition.

We may be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending on or after December 31, 2007. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Legal Proceedings

To the knowledge of management, there is no litigation currently pending or contemplated against us or any of our officers or directors.

Comparison to Offerings of Blank Check Companies

The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and the private placement and that the underwriters will not exercise their over-allotment option. None of the terms of a Rule 419 offering will apply to this offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds

$59,150,000 of the offering and private placement proceeds, including the deferred underwriting discount, will be deposited into a trust account at JPMorgan Chase NY Bank maintained by Continental Stock Transfer & Trust Company.

$53,550,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds

The $59,150,000 of the offering and private placement proceeds held in trust will only be invested in U.S. “government securities,” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 with a maturity of 180 days or less.

Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the U.S.

Limitation on Fair Value or Net Assets of Target Business	The initial target business or businesses that we acquire must have a fair market value equal to at least 80% of our net assets at the time of such acquisition.	We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represent at least 80% of the maximum offering proceeds.

Trading of securities issued

The units may commence trading on or promptly after the date of this prospectus. The shares of common stock and warrants comprising the units will begin to trade separately on the 90th day after the date of this prospectus unless the representative of the underwriters informs us of its decision to allow earlier separate trading, provided we have filed with the SEC a Report on Form 8-K, which includes an audited balance sheet reflecting our receipt of the proceeds of this offering, including any proceeds we receive from the exercise of the over-allotment option, if such option is exercised prior to the filing of the Form 8-K.

No trading of the units or the underlying shares of common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

Exercise of the warrants

The warrants cannot be exercised until the later of the completion of a business combination or one year from the date of this prospectus and, accordingly, will only be exercised after the trust account has been terminated and distributed.

The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

Election to remain an investor

We will give our stockholders the opportunity to vote on the business combination. In connection with seeking stockholder approval, we will send each stockholder a proxy statement containing information required by the SEC. A stockholder following the procedures described in this prospectus is given the right to redeem his or her shares of common stock into his or her pro rata share of the trust account. However, a stockholder who does not follow these procedures or a stockholder who does not take any action would not be entitled to the return of any funds in connection with the business combination.

A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide whether he or she elects to remain a stockholder of the company or require the return of his or her investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued

Business combination deadline

A business combination must occur within 24 months after the date of this prospectus. If a business combination does not occur in such timeframe, we will liquidate and return the amounts in trust to our public shareholders.

If an acquisition has not been consummated within 18 months after the effective date of the initial registration statement, funds held in the trust or escrow account would be returned to investors.

Release of funds

The proceeds held in the trust account will not be released until the earlier of the completion of a business combination or upon our failure to effect a business combination within the allotted time except that to the extent the trust account earns interest we are permitted from time to time to receive disbursements of that interest for the purposes of (i) paying taxes on interest earned and (ii) funding working capital up to $2,000,000.

The proceeds held in the escrow account would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.
Interest on proceeds held in the trust account

Up to $2,000,000 of the interest earned on the trust account may be released to us to fund our working capital requirements. In addition, interest earned may be disbursed for the purpose of paying taxes on interest earned.

Interest earned on proceeds held in the trust account would be held in the trust account for the sole benefit of the stockholders and would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time. In the event a business combination was not consummated within 18 months, proceeds held in the trust account would be returned within five business days of such date.

MANAGEMENT

Directors and Executive Officers

Our current directors and executive officers are as follows:

Name	Age	Position
Jonathan Furer	50	Chief Executive Officer and Director
John Chapman	47	Chief Financial Officer and Director
Muhit Rahman	51	Vice President, Secretary and Director

Jonathan Furer has been our Chief Executive Officer and a member of our board of directors since inception. Mr. Furer is a co-founder and has been a managing member of Arcade Partners, LLC, a private equity firm, since November 2003. Since January 2004, he has been a Managing Director of Washington & Congress Managers, a private equity firm. Since April 2005, he has served on the board of directors of KapStone Paper and Packaging Corporation (formerly, Stone Arcade Acquisition Corporation). From March 2000 through December 2003, he was a Managing Director of Triumph Capital Group, Inc., a private equity firm. Mr. Furer received a B.B.A. from George Washington University.

John Chapman has been our Chief Financial Officer and a member of our board of directors since inception. Mr. Chapman is a co-founder and has been a managing member of Arcade Partners, LLC, since November 2003. Since January 2004, he has been a Managing Director of Washington & Congress Managers. Since April 2005, he has served on the board of directors of KapStone Paper and Packaging Corporation (formerly, Stone Arcade Acquisition Corporation). From March 1990 through December 2003, he was employed by Triumph Capital Group, Inc, last serving as a Managing Director. Mr. Chapman received a B.A. from Bates College and an M.B.A. from the Tuck School of Business at Dartmouth College.

Muhit Rahman has been our Vice President, Secretary and a member of our board of directors since inception. Mr. Rahman is a co-founder and has been a managing member of Arcade Partners, LLC since November 2003. Since January 2004, he has been a Managing Director of Washington & Congress Managers. Since April 2005, he has served on the board of directors of KapStone Paper and Packaging Corporation (formerly, Stone Arcade Acquisition Corporation). Since July 2001, he has served on the board of directors of CardioMEMS, Inc. a medical device company. From November 1993 through December 2003, he was a Managing Director of Triumph Capital Group. Mr. Rahman received a B.S. from Yale University and an M.B.A. from the Anderson School of Management at UCLA.

Prior Involvement of Principals in Blank Check Companies

Each of Messrs. Furer, Chapman and Rahman, our executive officers and directors, has been affiliated with another company that has completed an offering similar to this offering. Each of such individuals serves on the board of directors of KapStone Paper and Packaging Corporation (formerly Stone Arcade Acquisition Corporation) which completed its initial public offering on August 19, 2005, raising total gross proceeds of $120,000,000 at an offering price of $6.00 per unit. In January 2007, such company acquired a division of International Paper Company and changed its name to KapStone Paper and Packaging Corporation. Messrs. Furer, Chapman and Rahman remain directors and stockholders of KapStone Paper and Packaging Corporation. They did not receive any compensation for their services to KapStone prior to the acquisition.

Executive Compensation

No officer has received any cash compensation for services rendered. Commencing on the effective date of this prospectus through the acquisition of a target business, we will pay Arcade Partners, LLC, an affiliate of Messrs. Furer, Chapman and Rahman, our executive officers and directors, $7,500 per month for office space and general and administrative services. This arrangement is being agreed to by Arcade Partners, LLC for our benefit and is not intended to provide Messrs. Furer, Chapman and Rahman compensation in lieu of a salary. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated person. No other officer or director has a relationship with or interest in Arcade Partners, LLC. Other than this $7,500 monthly fee, no compensation of any kind, including finder’s and consulting fees, will be paid to any of our existing officers, directors, and advisor or any of their respective affiliates, for services rendered prior to or in connection with a business combination. However, our existing stockholders will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations and for out-of-pocket expenses incurred in connection with this offering. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Because none of our directors will be deemed “independent,” we will generally not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement.

Audit Committee

Our board of directors intends to establish an audit committee after the consummation of the business combination. Until such time, our board of directors will act as our audit committee and will review and discuss the audited financial statements with management and the independent auditors, discuss with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61, as currently in effect, receive written disclosures and the letter from the independent auditors required by Independence Standard Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, consider whether the provision of non-audit services by the independent auditors to our company is compatible with maintaining the auditor’s independence and discuss with the auditors the auditors’ independence. Since we are a blank check company, our financial statements are not complicated and, therefore, we do not have a financial expert as defined in federal securities laws and regulation on our board of directors.

Compensation Committee

Our board of directors intends to establish a compensation committee after the consummation of the business combination. Since we are a blank check company and none of our officers receive or will receive compensation for services rendered to us prior to a business combination (except for reimbursement for out-of-pocket expenses incurred by the officers in connection with activities on our behalf, and the monthly payment of $7,500 for office space and general and administrative services), we do not feel it is necessary to establish a compensation committee prior to a business combination.

Nominating Committee

Our board of directors intends to establish a nominating committee after the consummation of the business combination. Since it is unlikely that we will have an election of directors prior to a business combination, we do not feel it is necessary to establish a nominating committee prior to a business combination and we do not have any policies in place regarding the nomination of directors.

Director Independence

Our board of directors does not have “independent directors” within the meaning of Rule 10A-3 promulgated under the Exchange Act. After the consummation of the business combination, we intend to locate and appoint independent directors to serve on the board of directors and audit committee to comply with applicable U.S. federal securities laws.

Code of Ethics

Our board of directors intends to adopt a code of ethics applicable to our principal executive officers in accordance with applicable U.S. federal securities laws after the consummation of the business combination.

Conflicts of Interest

Potential investors should be aware of the following potential conflicts of interest:

•       None of our officers or directors are required to commit their full time to our affairs and, accordingly, they will have conflicts of interest in allocating management time among various business activities.

•       In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to us as well as the other entities with which they are affiliated. They may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a complete description of our management’s other affiliations, see the previous section entitled “Directors and Executive Officers.”

•       Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by us.

•       Since our executive officers and directors beneficially own shares of common stock which will be released from escrow only in certain limited situations, and own warrants which will expire worthless if a business combination is not consummated, our board may have a conflict of interest in determining whether a particular target business is appropriate to effect a business combination. The personal and financial interests of our directors and executive officers and advisors may influence their motivation in identifying and selecting a target business, completing a business combination timely and securing the release of their stock.

•       If we were to make a deposit, down payment or fund a “no shop” provision in connection with a potential business combination, we may have insufficient funds available outside of the trust to pay for due diligence, legal, accounting and other expenses attendant to completing a business combination. In such event, our existing stockholders may have to incur such expenses in order to proceed with the proposed business combination. As part of any such combination, such existing stockholders may negotiate the repayment of some or all of any such expenses, without interest or other compensation, which if not agreed to by the target business’s management, could cause our management to view such potential business combination unfavorably, thereby resulting in a conflict of interest.

•       If our management negotiates to be retained post business combination as a condition to any potential business combination, their financial interests, including compensation arrangements, could influence their motivation in selecting, negotiating and structuring a transaction with a target business, and such negotiations may result in a conflict of interest.

With respect to potential conflicts relating to potential business combinations, in general, prior to availing themselves personally of a business opportunity, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to the subject corporation if:

•       the corporation could financially undertake the opportunity;

•       the opportunity is within the corporation’s line of business; and

•       it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. While a director with such a conflict may decide to recuse himself, we cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

While we do not intend to pursue a business combination with any company that is a portfolio company of or otherwise affiliated with, or has received a financial investment from, any of the private equity firms with which our existing stockholders, executive officers or directors are affiliated, we are not prohibited from pursuing such a transaction. In the event that we seek to complete a business combination with such a company, we would obtain an opinion from an independent investment banking firm that such business combination is fair to our stockholders from a financial point of view.

Each of our directors has, or may come to have, to a certain degree, other fiduciary obligations. For example, Messrs. Furer, Chapman and Rahman have fiduciary obligations to KapStone Paper and Packaging Corporation, Washington & Congress Capital Partners, L.P. and Arcade Partners, LLC, and in the case of Mr. Rahman, to CardioMEMS, Inc. To the extent that they identify business opportunities that may be suitable for companies on whose board of directors they may sit, they will honor those fiduciary obligations. Accordingly, they may not present opportunities to us that otherwise may be attractive to us, unless the companies on whose board of directors they may sit have declined to accept such opportunities. In the event of a conflict with KapStone Paper and Packaging Corporation, KapStone will have priority for target companies in the paper and packaging industries. However, there is no situation in which a conflict would arise with Washington & Congress Capital Partners as its commitment period terminated on June 30, 2002 and it is no longer making new investments and, similarly, there is no situation in which a conflict would arise with Arcade Partners, LLC as it is not active in making investments other than through its current blank check company affiliations, and the principals of Arcade Partners, LLC have agreed that we shall have priority in business combinations. Our executive officers and directors have not had any discussions with potential target businesses, nor are they currently involved in discussions with respect to potential target businesses for any private equity firm with which they are affiliated.

In connection with the vote required for any business combination, all of our existing stockholders, including all of our executive officers and directors, have agreed to vote their respective shares of common stock which were owned prior to this offering in accordance with the vote of the public stockholders owning a majority of the shares of common stock sold in this offering and voting at the meeting, while all the shares of common stock they acquire in this offering or the aftermarket, if any, will be voted by them in favor of any business combination that they present to our stockholders. As used in this prospectus, “in accordance with the majority” means that such existing stockholders will vote the entirety of their shares of common stock owned by them immediately before this offering either for or against a business combination, as determined by the totality of the public stockholder vote. In addition, our existing stockholders have agreed to waive their respective rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination but only with respect to those shares of common stock acquired by them prior to this offering.

To further minimize potential conflicts of interest, we have agreed not to consummate a business combination with an entity which is affiliated with any of our existing stockholders unless we obtain an opinion from an independent investment banking firm that the business combination is fair to our stockholders from a financial point of view.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of May 15, 2007, and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus (assuming no purchase of units in this offering), by:

•       each person known by us to be the beneficial owner of more than 5% of our outstanding common stock;

•       each of our executive officers and directors; and

•       all our executive officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

		Approximate Percentage of Outstanding Common Stock
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Before Offering	After Offering
Arcade Acquisition Investors, LLC(2)	360,000	19.20%	3.84%
Jonathan Furer(3)	505,000	26.93%	5.38%
John Chapman(3)	505,000	26.93%	5.38%
Muhit Rahman(3)(4)	505,000	26.93%	5.38%
All directors and executive officers as a group (four individuals)	1,875,000	100.00%	20.0%

(1)          Does not include the shares underlying the founding director warrants.

(2)          Messrs. Furer, Chapman and Rahman each own a 25% interest in this entity and, as managers, share voting and dispositive control of these shares.

(3)          Excludes the shares held by Arcade Acquisition Investors, LLC.

(4)          Represents shares held by family trusts for which Mr. Rahman and his wife serve as trustees.

Assuming that our executive officers and directors do not purchase units in this offering, immediately after this offering and the private placement, our existing stockholders, which include all of our executive officers and directors, collectively, will beneficially own 20% of the then issued and outstanding shares of common stock. As a result, our existing stockholders may be able to effectively exercise control over of all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of our initial business combination. If holders of more than 20% of the shares sold in this offering vote against a proposed business combination and seek to exercise their redemption rights and such business combination is consummated, our existing stockholders have agreed to forfeit, on a pro rata basis, and return to us for cancellation, a number of shares, up to a maximum of 234,375 shares, so that the existing stockholders will collectively own no more than 23.81% of our outstanding common stock immediately prior to the consummation of such business combination after giving effect to the redemption.

Subject to the possible forfeiture of shares described above, all of the shares of common stock outstanding prior to the private placement will be placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent, until the earlier of:

•       one year following the date of our consummation of our initial business combination;

•       our liquidation; and

•       the consummation of a stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our consummating a business combination with a target business.

During the escrow period, the holders of these shares of common stock will not be able to sell or transfer their securities except to their spouses and children or trusts established for their benefit, or companies they or such trusts control, but will retain all other rights as our stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock or other property, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate, none of our existing stockholders will receive any portion of the liquidation proceeds with respect to shares of common stock owned by them prior to the date of this prospectus.

The common stock and warrants may trade separately on the 90th day after the date of this prospectus unless the representative of the underwriters determines that an earlier date is acceptable, based upon its assessment of the relative strengths of the securities markets and small capitalization companies in general, and the trading pattern of, and demand for, our securities in particular. In no event will the representative of the underwriters permit separate trading of the common stock and warrants until the business day following the earlier to occur of the expiration of the underwriters’ over-allotment option or its exercise in full. In no event will the representative of the underwriters allow separate trading of the common stock and warrants until we file a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the proceeds of this offering including any proceeds we receive from the exercise of the over-allotment option if such option is exercised prior to our filing of the Form 8-K.

We consider Messrs. Furer, Chapman and Rahman to be our “parents” and “promoters,” as these terms are defined under the federal securities laws.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On February 13, 2007, we issued to the following directors and executive officers (or their affiliates) the number of shares of common stock set forth opposite their respective names for consideration of $0.013 per share.

Name	Number of Shares	Relationship to Us
Arcade Acquisition Investors, LLC	360,000	Affiliated Entity
Jonathan Furer	505,000	Chief Executive Officer and Director
John Chapman	505,000	Chief Financial Officer and Director
Muhit Rahman	505,000	Secretary and Director

The holders of the majority of the aggregate of these shares of common stock and the shares underlying the founding director warrants and the unit purchase option to be issued to the underwriters will be entitled to make up to two demands that we register these shares pursuant to an agreement to be signed prior to or on the date of this prospectus. They may elect to exercise these registration rights at any time after the date on which these shares of common stock are released from escrow, which, except in limited circumstances, is not before one year after the consummation of a business combination. In addition, these stockholders have unlimited “piggy-back” registration rights on registration statements filed subsequent to the date on which these shares of common stock are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

An entity affiliated with our officers and directors has agreed to purchase 2,000,000 founding director warrants prior to the closing of this offering at a price of $1.00 per warrant for a total of $2,000,000. The founding director warrants will be purchased separately and not as a part of units. The purchase price of the founding director warrants will be added to the proceeds from this offering to be held in the trust account pending our completion of one or more business combinations. If we do not complete one or more business combinations that meet the criteria described in this prospectus, then the $2,000,000 purchase price of the founding director warrants will become part of the amount payable to our public stockholders upon our dissolution and the subsequent liquidation of the trust account and the founding director warrants will expire worthless. Except for transfers to members of Arcade Acquisition Investors, LLC in proportion to their membership interests, the founding director warrants will not be transferable (except in limited circumstances) or salable by the purchaser until we complete a business combination, and will be non-redeemable so long as the purchaser or a member transferee holds such warrants. The founding director warrants and the underlying shares of common stock will be entitled to registration rights under an agreement to be signed on or before the date of this prospectus to enable their resale commencing on the date such warrants become exercisable. The member transferees of the founding director warrants are permitted to transfer such warrants in certain limited circumstances, such as transfers for estate planning purposes, by operation of law or upon death, and the transferees receiving such founding director warrants will be subject to the same sale restrictions imposed on the initial purchaser and its member transferees. If the purchaser or member transferees acquire warrants for their own account in the open market, any such warrants will be redeemable.

We have elected to make the founding director warrants non-redeemable in order to provide the initial purchaser and any member transferees a potentially longer exercise period for those warrants because they will bear a higher risk while being required to hold such warrants until the consummation of a business combination. If our other outstanding warrants are redeemed (including the warrants subject to the underwriters’ unit purchase option) and the market price of a share of our common stock rises following such redemption, holders of the founding director warrants could potentially realize a larger gain on exercise or sale of those warrants than is available to other warrant holders, although we do not know if the price of our common stock would increase following a warrant redemption. If our share price declines in periods subsequent to a warrant redemption and the initial purchaser or its member transferees continue to hold the founding director warrants, the value of those warrants still held by such persons may also decline. The founding director warrants will be differentiated from warrants, if any, purchased in or following this offering by the entity affiliated with our officers and directors and the other purchasers through the legends contained on the certificates representing the founding director warrants indicating the restrictions and rights specifically applicable to such warrants as are described in this prospectus.

We have agreed to pay Arcade Partners, LLC, an affiliate of an affiliate of Messrs. Furer, Chapman and Rahman, our executive officers and directors, $7,500 per month for office space and general and administrative services. This arrangement is being agreed to by Arcade Partners, LLC for our benefit and is not intended to provide our executive officers and directors compensation in lieu of salary. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated person. However, as our directors may not be deemed “independent,” we did not have the benefit of disinterested directors approving these transactions.

On February 5 and April 4, 2007, Arcade Partners, LLC has funded us in the aggregate amount of $225,000 pursuant to two promissory notes. The proceeds of the loans evidenced by the notes are being used to pay a portion of the expenses related to this offering. The notes bear simple interest at the rate of 4% per annum with both interest and principal being due and payable on the earlier of February 5, 2008 or the consummation of this offering. In addition, Arcade Partners, LLC has agreed that, in the event the expenses of this offering are greater than our estimates, upon the closing of the offering it will make a loan to us in the amount (not to exceed $250,000) necessary to ensure that $250,000 of working capital is initially available to us outside the trust. Such loan will be non-interest bearing and will be repaid only in the event we consummate a business combination.

We will reimburse our executive officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations although they will not be reimbursed for any out-of-pocket expenses incurred by them to the extent such expenses exceed the amount not held in trust unless the business combination is consummated. There is no limit on the amount of accountable out-of-pocket expenses reimbursable by us, which will be reviewed only by our board or a court of competent jurisdiction if such reimbursement is challenged.

Other than the $7,500 aggregate per month administrative fees and reimbursable out-of-pocket expenses described above, no compensation or fees of any kind, including finders and consulting fees, will be paid to any of our existing officers, directors, and advisor or any of their affiliates, for services rendered to us prior to or in connection with the consummation of the business combination.

All ongoing and future transactions between us and any of our executive officers and directors or their respective affiliates, including loans by our executive officers and directors, will be on terms believed by us to be no less favorable than are available from unaffiliated third parties and such transactions or loans, including any forgiveness of loans, will require prior approval in each instance by a majority of our uninterested “independent” directors (to the extent we have any) or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel.

DESCRIPTION OF SECURITIES

General

We are authorized to issue 39,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. As of the date of this prospectus there are 1,875,000 shares of common stock outstanding held by six record holders. There are no preferred shares outstanding.

Units

Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock. The shares of common stock and warrants will begin to trade separately on the 90th day after the date of this prospectus unless the representative of the underwriters inform us of their decision to allow earlier separate trading, provided that in no event may the shares of common stock and warrants be traded separately until we have filed with the SEC a Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Report on Form 8-K which includes this audited balance sheet upon the consummation of this offering. The audited balance sheet will reflect proceeds we receive from the exercise of the over-allotment option, if the over-allotment option is exercised prior to the filing of the Form 8-K.

Common Stock

Our common stockholders are entitled to one vote for each share held of record on all matters to be voted on by stockholders. In connection with the vote required for any business combination, all of our existing stockholders, including all of our executive officers and directors, have agreed to vote their respective shares of common stock owned by them immediately prior to this offering and the private placement in the same manner as a majority of the public stockholders who vote for the purpose of approving a business combination. Our existing stockholders have also agreed to vote all the shares of our common stock acquired in this offering or in the aftermarket in favor of any transaction our executive officers present for approval to our stockholders. Our existing stockholders have also agreed to waive their rights to participate in any liquidation occurring upon our failure to consummate a business combination, but only with respect to those shares of common stock acquired by them prior to this offering. However, our existing stockholders, executive officers and directors will vote all of their shares in any manner they determine, in their sole discretion, with respect to any other items that come before a vote of our stockholders.

We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 30% of the shares sold in this offering exercise their redemption rights discussed below. Our threshold for redemption has been established at 30% in order for our offering to be competitive with other blank check company offerings. However, to date a 20% threshold has been more typical for offerings of this type. We have selected the higher threshold to reduce the risk of a small group of stockholders exercising undue influence on the stockholder approval process and make it easier for us to receive stockholder approval of a business combination. Even if less than 30% of the stockholders exercise their redemption rights, we may be unable to consummate a business combination if such redemption leaves us with funds insufficient to acquire or merge with a business with a fair market value greater than 80% of our net assets at the time of such acquisition which would be in violation of a condition to the consummation of our initial business combination, and as a consequence, we may be forced to find additional financing to consummate such a business combination, consummate a different business combination or liquidate.

Pursuant to our amended and restated certificate of incorporation, if we do not consummate a business combination by May 21, 2009, our corporate existence will cease except for the purposes of winding-up our affairs and liquidating. If we are forced to liquidate prior to a business combination, our public stockholders are entitled to share ratably in the trust account, inclusive of any interest (net of taxes payable), and any net assets remaining available for distribution to them after payment of liabilities. Our existing stockholders have agreed to waive their rights to share in any distribution with respect to common stock owned by them prior to the offering if we are forced to liquidate.

Our stockholders have no redemption, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have the right to have their shares of common stock redeemed for cash equal to their pro rata share of the trust account if they vote against the business combination and the business combination is approved and completed. Public stockholders who redeem their stock into their share of the trust account still have the right to exercise the warrants that they received as part of the units, which they have not previously sold.

Preferred Stock

Our amended and restated certificate of incorporation authorizes the issuance of 1,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock, although the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on a business combination. We may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

No warrants are currently outstanding. Each warrant entitles the registered holder to purchase one share of common stock at a price of $6.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•       the completion of a business combination; or

•       one year from the date of this prospectus.

The warrants will expire four years from the date of this prospectus at 5:00 p.m., New York City time.

The warrants may trade separately on the 90th day after the date of this prospectus unless Morgan Joseph & Co. Inc. determines that an earlier date is acceptable, based upon its assessment of the relative strengths of the securities markets and small capitalization companies in general, and the trading pattern of, and demand for, our securities in particular. In no event will Morgan Joseph & Co. Inc. allow separate trading of the common stock and warrants until the underwriters’ over-allotment option has either expired or been terminated or exercised and we file a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the proceeds of this offering, including any proceeds we receive from the exercise of the over-allotment option if such option is exercised prior to our filing of the Current Report on Form 8-K.

Provided a current registration statement covering the underlying shares is in effect, we may call the warrants for redemption (including any warrants issued upon exercise of the unit purchase option sold to Morgan Joseph & Co. Inc.):

•       in whole and not in part;

•       at a price of $.01 per warrant at any time after the warrants become exercisable;

•       upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•       if, and only if, the reported last sale price of our common stock equals or exceeds $11.50 per share, for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders.

We have established these criteria to provide warrant holders with a reasonable premium to the initial warrant exercise price as well as a degree of liquidity to cushion against a negative market reaction, if any, to our redemption call. If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder will then be entitled to exercise his or her warrant prior to the date scheduled for redemption, however, there can be no assurance that the price of the common stock will exceed the call trigger price or the warrant exercise price after the redemption call is made.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization or reorganization. However, the warrants will not be adjusted for issuances of common stock at a price below the warrants respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive common stock. After the issuance of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No warrants will be exercisable unless at the time of exercise a prospectus relating to common stock issuable upon exercise of the warrants is current and the shares of common stock have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to meet these conditions and use our best efforts to maintain a current prospectus relating to common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so. The warrants may be deprived of any value and the market for the warrants may be limited if the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the shares of common stock are not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside. In no event will the registered holders of a warrant be entitled to receive a net-cash settlement, stock, or other consideration in lieu of physical settlement in shares of our common stock.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Prior to the completion of this offering, we will sell to an entity affiliated with our officers and directors founding director warrants to purchase 2,000,000 shares of our common stock at a price of $1.00 per warrant in a private placement. The founding director warrants will not be transferable (except in limited circumstances) or salable by the purchaser until we complete a business combination, and will be non-redeemable so long as such purchaser holds such warrants. Commencing on the date such warrants become exercisable, the founding director warrants and the underlying shares of common stock will be entitled to registration rights under an agreement to be signed on or before the date of this prospectus. With those exceptions, the founding director warrants have terms and provisions that are substantially identical to those of the warrants being sold as part of the units in this offering. We have agreed to file a registration statement upon the request of the purchaser of the founding director warrants that will cover the resale of the common stock underlying the founding director warrants issued in the private placement.

Purchase Option

We have agreed to sell to the representative of the underwriters an option to purchase up to a total of 750,000 units at a per-unit price of $10.00. The units issuable upon exercise of this option are identical to those offered by this prospectus except that the warrants included in the option have an exercise price of $7.00 (117% of the exercise price of the warrants included in the units sold in the offering). For a more complete description of the purchase option, see the section below entitled “Underwriting—Purchase Option.”

Directors

The directors will be divided into three classes, as nearly equal in number as the then total number of directors permits. At our annual general meeting of stockholders in 2008, directors designated as Class I directors will be elected for a one-year term, directors designated as Class II for a two-year term and directors designated as Class III for a three-year term. At each succeeding annual general meeting of stockholders beginning in 2009, successors to the class of directors whose terms expire at that meeting shall be elected for a three-year term. Messrs. Rahman, Chapman and Furer have been designated as our Class I, Class II and Class III directors, respectively.

If the number of directors changes, any increase or decrease will be apportioned among the classes so as to maintain the number of directors in each class as nearly as possible. Any additional directors of a class elected to fill a vacancy resulting from an increase in such class will hold office for a term that coincides with the remaining term of that class. Decreases in the number of directors will not shorten the term of any incumbent director.

These board provisions could make it more difficult for third parties to gain control of our company by making it difficult to replace members of the board.

General Meetings of Stockholders

The directors may, in their discretion, convene the annual general meeting and/or other stockholders meetings as they think fit, so long as they provide at least 10 days advance notice of such meeting, as required by our amended and restated certificate of incorporation.

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.

Amendments to our Amended and Restated Certificate of Incorporation

Our amended and restated certificate of incorporation contains provisions designed to provide certain rights and protections to our stockholders prior to the consummation of a business combination, including:

•       a requirement that all proposed initial business combinations be presented to stockholders for approval regardless of whether or not State of Delaware law requires such a vote;

•       a prohibition against completing a business combination if 30% or more of the holders of the total number of shares of common stock sold in this offering exercise their redemption rights in lieu of approving a business combination;

•       the right of stockholders voting against a business combination to surrender their shares for a pro rata portion of the trust account in lieu of participating in a proposed business combination;

•       a requirement that we liquidate if we have not consummated a business combination by the date which is 24 months after the date of this prospectus;

•       a limitation on stockholders’ rights to receive a portion of the trust account so that they may only receive a portion of the trust account upon dissolution and liquidation of us or upon the exercise of their redemption rights; and

•       the division of our board of directors into three classes and the establishment of related procedures regarding the standing and election of such directors.

Our amended and restated certificate of incorporation prohibits the amendment or modification of any of the foregoing provisions prior to the consummation of a business combination without the approval of holders of 95% of the shares issued in this offering. While these rights and protections have been established for the purchasers of units in this offering, it is nevertheless possible that the prohibition against amending or modifying these rights and protections at any time prior to the consummation of the business combination could be challenged as unenforceable under Delaware law, although pursuant to the underwriting agreement we are prohibited from amending or modifying these rights and protections at any time prior to the consummation of the business combination. We have not sought an unqualified opinion regarding the enforceability of the prohibition on amendment or modification of such provisions because we view these provisions as fundamental terms of this offering. We believe these provisions to be obligations of us to our stockholders and that investors will make an investment in us relying, at least in part, on the enforceability of the rights and obligations set forth in these provisions including, without limitation, the prohibition on any amendment or modification of such provisions without the vote of holders of 95% of the shares issued in this offering.

SHARES ELIGIBLE FOR FUTURE SALE

Immediately after this offering, we will have 9,375,000 shares of common stock outstanding, or 10,500,000 shares if the underwriters’ over-allotment option is exercised in full. Of these shares, the 7,500,000 shares sold in this offering, or 8,625,000 shares if the over-allotment option is exercised, will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 1,875,000 shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. None of those will be eligible for sale under Rule 144 prior to February 13, 2008. Notwithstanding this, all of those shares have been placed in escrow and will not be transferable, subject to certain limited exceptions for transfers to spouses, children and controlled trusts or companies, until one year after the consummation of a business combination. The shares of common stock held in the escrow account will only be released prior to this date subject to certain limited exceptions.

Rule 144

In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

•       1% of the number of shares of common stock then outstanding, which will equal 93,750 shares immediately after this offering (or 105,000 if the underwriters’ exercise their over-allotment option); and

•       the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 144(k)

Under Rule 144(k), a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell their shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

SEC Position on Rule 144 Sales

The Securities and Exchange Commission has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination, would act as an “underwriter” under the Securities Act when reselling the securities of a blank check company. Accordingly, the Securities and Exchange Commission believes that those securities can be resold only through a registered offering and that Rule 144 would not be available for those resale transactions despite technical compliance with the requirements of Rule 144.

Registration Rights

The holders of our 1,875,000 issued and outstanding shares of common stock on the date of this prospectus and the holder of the 2,000,000 founding director warrants sold in the private placement will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of the majority of the founders’ shares are entitled to make up to two demands that we register these shares at any time after their release from escrow and the holder of the founding director warrants is entitled to one demand that we register such warrants and the underlying shares to enable resale upon consummation of a business combination. In addition, these securityholders have unlimited “piggy-back” registration rights on registration statements filed subsequent to the date on which these shares of common stock are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

UNDERWRITING

In accordance with the terms and conditions contained in the underwriting agreement, we have agreed to sell to each of the underwriters named below, and each of the underwriters, for which Morgan Joseph & Co. Inc. is acting as representative, have severally, and not jointly, agreed to purchase on a firm commitment basis the number of units offered in this offering set forth opposite their respective names below:

Underwriters	Number of Units
Morgan Joseph & Co. Inc.	5,400,000
Legend Merchant Group	975,000
Maxim Group LLC	375,000
GunnAllen Financial, Inc.	375,000
Brean Murray, Carret & Co., LLC	375,000
Total	7,500,000

A copy of the underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

The underwriters may deliver prospectuses via e-mail both as a PDF document and by a link to the Commission’s website and websites hosted by the underwriters and other parties, and the prospectus may also be made available on websites maintained by selected dealers and selling group members participating in this offering. The underwriters may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions may be allocated by the representative to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.

State Blue Sky Information

We are not making any offer of these securities in any jurisdiction where the offer is not permitted. We will offer and sell the units to retail customers only in Colorado, Delaware, the District of Columbia, Florida, Georgia, Hawaii, Illinois, Louisiana, New York and Rhode Island. In New York and Hawaii, where we have relied on exemptions from the state registration requirements for transactions between an issuer and an underwriter involving a firm-commitment underwritten offering. In the other states, we have applied to have the units registered for sale and will not sell the units in these states until such registration is effective.

If you are not an institutional investor, you may purchase our securities in this offering only in the jurisdictions described directly above. Institutional investors in every state (except in Idaho) may purchase the units in this offering pursuant to exemptions provided to such entities under the Blue Sky laws of various states. The definition of an “institutional investor” varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities.

Under the National Securities Markets Improvement Act of 1996, the resale of the units, from and after the date of this prospectus, and the common stock and warrants comprising the units, once they become separately transferable, are exempt from state registration requirements because we will file periodic and annual reports under the Securities Exchange Act of 1934. However, states are permitted to require notice filings and collect fees with regard to these transactions. As of the date of this prospectus, the following states do not presently require any notice filings or fee payments and permit the resale of the units, and the common stock and warrants comprising the units, once they become separately transferable:

•       Arkansas, California, Colorado, Connecticut, Delaware, Florida, Georgia, Hawaii, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maine, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Nebraska, New York, North Carolina, Oklahoma, Pennsylvania, South Dakota, Tennessee, West Virginia, Wisconsin and Wyoming.

Additionally, the following states permit the resale of the units and the ordinary shares and warrants comprising the units, once they become separately transferable, if the proper notice filings have been made and fees paid:

•       District of Columbia, Illinois, Montana, New Hampshire, North Dakota, Puerto Rico, South Carolina, Texas, Vermont and Virginia.

As of the date of this prospectus, we have not determined in which, if any, of these states we will submit the required filings or pay the required fee. Additionally, if any of these states that has not yet adopted a statute relating to the National Securities Markets Improvement Act adopts such a statute in the future requiring a filing or fee or if any state amends its existing statutes with respect to its requirements, we would need to comply with those new requirements for the securities to continue to be eligible for resale in those jurisdictions.

Despite the exemption from state registration provided by the National Securities Markets Improvement Act described above, the following states and territory, regardless of whether they require a filing to be made or fee to be paid, have advised us that they do not recognize this act as a basis for exempting the registration of resales in their states of securities issued in blank check offerings:

•       Alaska, Arizona, Idaho, Ohio, Oregon, Utah and Washington.

We do not intend to register the resale of the securities sold in this offering in these states.

However, we believe that the units, from and after the effective date and the common stock and warrants comprising the units, once they become separately transferable, will be eligible for sale on a secondary market basis in each of the following states, without any notice filings or fee payments based upon the registration of the units, common stock and warrants in these states or the availability of another applicable exemption from the state’s registration requirements:

•       commencing 90 days after the date of this prospectus in Nevada, New Jersey, New Mexico and Rhode Island; and

•       commencing 180 days from the date of this prospectus in Alabama.

Pricing of Securities

We have been advised by the representative that the underwriters propose to offer the units to the public at the initial offering price set forth on the cover page of this prospectus. It may allow some dealers concessions not in excess of $0.16 per unit.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the representative. Factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, include:

•       the history and prospects of companies whose principal business is the acquisition of other companies;

•       prior offerings of those companies;

•       our prospects for acquiring an operating business at attractive values;

•       our capital structure;

•       an assessment of our management and their experience in identifying operating companies;

•       general conditions of the securities markets at the time of the offering; and

•       other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the underwriters are unable to compare our financial results and prospects with those of public companies operating in the same industry.

Over-Allotment Option

We have granted to the representative of the underwriters an option, exercisable during the 45-day period commencing on the date of this prospectus, to purchase from us at the offering price, less underwriting discounts, up to an aggregate of 1,125,000 additional units for the sole purpose of covering over-allotments, if any. The over-allotment option will only be used to cover the net syndicate short position resulting from the initial distribution.

The representative of the underwriters may exercise the over-allotment option if the underwriters sell more units than the total number set forth in the table above.

Commissions and Discounts

The following table shows the public offering price, underwriting discount to be paid by us to the underwriters and the proceeds, before expenses, to us. This information assumes either no exercise or full exercise by the underwriters of their over-allotment option. This information does not reflect the private placement proceeds to be received by us.

	Per Unit	Without Option	With Option
Public offering price	$8.00	$60,000,000	$69,000,000
Discount(1)	$0.28	$2,100,000	$2,415,000
Deferred discount(2)	$0.28	$2,100,000	$2,415,000
Proceeds before expenses(3)	$7.44	$55,800,000	$64,170,000

(1)          Based upon the underwriters’ discount of 3.5% per unit. Does not include an additional 3.5% of the gross proceeds from the sale of the units in this offering that will be paid to the underwriters only upon the consummation of a business combination (and then only with respect to those units as to which the component shares have not been redeemed into cash) which amounts are reflected in this table as deferred discount. If a business combination is not consummated and we automatically dissolve and subsequently liquidate our trust account, such amounts will not be paid to the underwriters, but rather will be distributed among our public stockholders.

(2)          The underwriters have agreed to forfeit their deferred underwriting discount with respect to those units as to which the underlying shares are redeemed into cash by those stockholders who voted against the business combination and exercised their redemption rights upon consummation of a business combination.

(3)          The offering expenses are estimated at $500,000.

The underwriters will initially offer the units to be sold in this offering directly to the public at the initial public offering price set forth on the cover of this prospectus and to selected dealers at the initial public offering price less a selling concession not in excess of $0.16 per unit. The underwriters may allow, and the selected dealers may reallow, a concession not in excess of $0.08 per unit on sales to brokers and dealers. After the offering, the underwriters may change the offering price and other selling terms, provided, however that upon execution of the underwriting agreement, there will be no changes to the price and terms of the sale between the underwriters and us. No change in those terms will change the amount of proceeds to be received by us as set forth on the cover of this prospectus.

Purchase Option

We have agreed to sell to the representative, for $100, an option to purchase up to a total of 750,000 units.

The units issuable upon exercise of this option are identical to those offered by this prospectus, except that the warrants included in such units are exercisable at $7.00 per share (117% of the exercise price of the warrants sold in the offering). This option is exercisable on a cashless basis at $10.00 per unit commencing on the later of the consummation of a business combination and one year from the date of this prospectus, and expiring five years from the date of this prospectus. The option and the 750,000 units, the 750,000 shares of common stock and the 750,000 warrants underlying such units, and the 750,000 shares of common stock underlying such warrants, have been deemed to be underwriting compensation by the NASD and are therefore subject to a 180-day lock-up pursuant to Rule 2710(g)(1) of the NASD Conduct Rules. Morgan Joseph & Co. Inc. will not sell, transfer, assign, pledge, or hypothecate this option or the securities underlying this option, nor will it engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of this option or the underlying securities for a period of 360 days from the effective date of this prospectus.

Although the purchase option and its underlying securities have been registered on the registration statement of which this prospectus forms a part, the option grants holders demand and “piggy back” registration rights for periods of five and seven years, respectively, from the date of this prospectus. These rights apply to all of the securities directly and indirectly issuable upon exercise of the option. We will bear all fees and expenses attendant to registering the securities issuable on exercise of the option, other than underwriting commissions incurred and payable by the holders. The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a share dividend, or our recapitalization, reorganization or consolidation.

However, the option exercise price or underlying units will not be adjusted for issuances of shares of common stock at a price below the option exercise price.

We have estimated, based upon a Black-Scholes model, that the fair value of the option on the date of sale would be approximately $1,737,600 ($2.32 per unit), using an expected life of five years, volatility of 32.8%, and a risk-free interest rate of 4.66%. However, because our units do not have a trading history, the volatility assumption is based on information currently available to management. We believe the volatility estimate calculated is a reasonable benchmark to use in estimating the expected volatility of our units. Although an expected life of five years was used in the calculation, if we do not consummate a business combination within the prescribed time period and we automatically dissolve and subsequently liquidate our trust account, the option will become worthless.

Regulatory Restrictions on Purchase of Securities

Rules of the SEC may limit the ability of the underwriters to bid for or purchase our securities before the distribution of the securities is completed. However, the underwriters may engage in the following activities in accordance with the rules:

•       Stabilizing Transactions.   The underwriters may make bids or purchases for the purpose of pegging, fixing or maintaining the price of our securities.

•       Over-Allotments and Syndicate Coverage Transactions.   The underwriters may create a short position in our securities by selling more of our securities than are set forth on the cover page of this prospectus. If the underwriters create a short position during the offering, the representative may engage in syndicate covering transactions by purchasing our securities in the open market. The representative may also elect to reduce any short position by exercising all or part of the over-allotment option.

•       Penalty Bids.   The representative may reclaim a selling concession from a syndicate member when the units originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

Stabilization and syndicate covering transactions may cause the price of the securities to be higher than they would be in the absence of these transactions. The imposition of a penalty bid may also have an effect on the prices of the securities if it discourages resales.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the prices of the securities. These transactions may occur on the OTC Bulletin Board, in the over-the-counter market or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

The distribution of our securities will end upon the underwriters’ cessation of selling efforts and stabilization activities, provided, however, in the event that the underwriters were to exercise their over-allotment option to purchase securities in excess of their actual syndicate short position, then the distribution will not be deemed to have been completed until all of the securities have been sold.

In connection with this offering, the underwriters may distribute prospectuses electronically. No forms of prospectus other than printed prospectuses and electronically distributed prospectuses that are printable in Adobe PDF format will be used in connection with this offering.

Other Terms

We have granted to Morgan Joseph & Co. Inc. the right to have an observer present at all meetings of our board of directors until we consummate a business combination. The observer will be entitled to the same notices and communications sent by us to our directors and to attend directors’ meetings, but will not have voting rights. Morgan Joseph & Co. Inc. has not named its observer as of the date of this prospectus.

Although we are not under any contractual obligation to engage any of the underwriters to provide services for us after this offering, any of the underwriters may, among other things, introduce us to potential target businesses or assist us in raising additional capital, as needs may arise in the future. If any of the underwriters provide services to us after the offering we may pay such underwriter fair and reasonable fees that would be determined in an arm’s length negotiation.

Although they are not obligated to do so, any of the underwriters may introduce us to potential target businesses or assist us in raising additional capital, as needs may arise in the future, but there are no preliminary agreements or understandings between any of the underwriters and any potential targets. We are not under any contractual obligation (oral or written) and have no agreement or understanding to engage any of the underwriters to provide any services for us after this offering, but if we do engage any of them in the future we may pay the underwriters a finder’s fee or advisory fee for services that would be determined at that time in an arm’s length negotiation where the terms would be fair and reasonable to each of the interested parties; provided that no agreement will be entered into and no fee will be paid within 90 days following the date of this prospectus.

Indemnification

We have agreed to indemnify the underwriters against some liabilities, including civil liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in this respect.

LEGAL MATTERS

The validity of the securities offered in this prospectus is being passed upon for us by Loeb & Loeb LLP, New York, New York. Kramer Levin Naftalis & Frankel LLP is acting as counsel for the underwriters in this offering.

EXPERTS

The financial statements of Arcade Acquisition Corp. at February 16, 2007 and for the period January 30, 2007 (date of inception ) through February 16, 2007 appearing in the registration statement and the prospectus have been included herein in reliance upon the report of Rothstein, Kass & Company, P.C., independent public accountants, given on the authority of such firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549-1004. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

ARCADE ACQUISITION CORP.
(a Corporation in the Development Stage)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Arcade Acquisition Corp.

We have audited the accompanying balance sheet of Arcade Acquisition Corp. (a corporation in the development stage) (the “Company”) as of February 16, 2007 and the related statements of operations, stockholders’ equity and cash flows for the period January 30, 2007 (date of inception) to February 16, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Arcade Acquisition Corp. (a corporation in the development stage) as of February 16, 2007, and the results of its operations and its cash flows for the period January 30, 2007 (date of inception) to February 16, 2007, in conformity with accounting principles generally accepted in the United States of America.

/s/ ROTHSTEIN, KASS & COMPANY, P.C.
Roseland, New Jersey
April 13, 2007, except for the second paragraph of Note G which is as of May 15, 2007

ARCADE ACQUISITION CORP.
(a corporation in the development stage)

BALANCE SHEET

February 16, 2007
ASSETS
Current assets
Cash	$110,000
Prepaid expenses	10,000
Total current assets	120,000
Other assets, deferred offering costs	53,060
$173,060
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$1,200
Note payable, stockholder, including accrued interest of $246	150,246
Total current liabilities	151,446
Commitments
Stockholders’ equity
Preferred stock, $.0001 par value; 1,000,000 shares authorized; none issued	—
Common stock, $.0001 par value, authorized 39,000,000 shares; 1,875,000 shares issued and outstanding	188
Additional paid-in capital	24,812
Deficit accumulated during the development stage	(3,386)
Total stockholders’ equity	21,614
$173,060

See accompanying notes to financial statements.

ARCADE ACQUISITION CORP.

(a corporation in the development stage)

STATEMENT OF OPERATIONS

For the period January 30, 2007 (date of inception) to February 16, 2007
Interest expense	$246
Formation and operating costs	3,140
Net loss	$(3,386)
Weighted average number of common shares outstanding	1,875,000
Net loss per common share	$(0.00)

See accompanying notes to financial statements.

ARCADE ACQUISITION CORP.
(a corporation in the development stage)

STATEMENT OF CASH FLOWS

For the period January 30, 2007 (date of inception) to February 16, 2007
Cash flows from operating activities
Net loss	$(3,386)
Adjustments to reconcile net loss to net cash used in operating activities:
Increase (decrease) in cash attributable to changes in operating assets and liabilities
Prepaid expenses	(10,000)
Accounts payable and accrued expenses	1,446
Net cash used in operating activities	(11,940)
Cash flows from financing activities
Proceeds from notes payable, stockholder	150,000
Payments of offering costs	(53,060)
Proceeds from issuance of common stock	25,000
Net cash provided by financing activities	121,940
Net increase in cash	110,000
Cash, beginning of period	—
Cash, end of period	$110,000

See accompanying notes to financial statements

ARCADE ACQUISITION CORP.
(a corporation in the development stage)

STATEMENT OF STOCKHOLDERS’ EQUITY

	For the period January 30, 2007 (date of inception) to February 16, 2007
	Common Stock		Additional Paid in	Deficit Accumulated During	Total Stockholders’
	Shares	Amount	Capital	Development	Equity
Common shares issued	1,875,000	$188	$24,812	$—	$25,000
Net loss	—	—	—	(3,386)	(3,386)
Balances, at February 16, 2007	1,875,000	$188	$24,812	$(3,386)	$21,614

See accompanying notes to financial statements.

ARCADE ACQUISITION CORP.
(a corporation in the development stage)

Notes to Financial Statements

NOTE A—DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Arcade Acquisition Corp. (a corporation in the development stage) (the “Company”) was incorporated in Delaware on January 30, 2007. The Company was formed to acquire, through a merger, asset acquisition, stock exchange or other similar business combination, an operating business. The Company has neither engaged in any operations nor generated significant revenue to date. The Company is considered to be in the development stage as defined in Statement of Financial Accounting Standards (SFAS) No. 7, Accounting and Reporting By Development Stage Enterprises, and is subject to the risks associated with activities of development stage companies. The Company has selected December 31st as its fiscal year-end.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of this proposed offering of Units (as defined in Note C below) (the “Proposed Offering”) although substantially all of the net proceeds of the Proposed Offering are intended to be generally applied toward consummating a business combination with (or acquisition of) an operating business (“Business Combination”). Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Proposed Offering, approximately 98.6% of the gross proceeds of such proposed offering, will be held in a trust account (“Trust Account”). The Trust Account will be invested in U.S. “government securities,” defined as any Treasury Bill issued by the United States government having a maturity of one hundred and eighty (180) days or less or money market funds meeting the conditions specified in Rule 2a-7 under the Investment Company Act of 1940, until the earlier of (i) the consummation of its first Business Combination or (ii) the distribution of the Trust Account as described below. The remaining proceeds may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. The Company, after signing a definitive agreement for the acquisition of a target business, will submit such transaction for stockholder approval. In the event that 30% or more of the outstanding stock (excluding, for this purpose, those shares of common stock issued prior to the Proposed Offering) vote against the Business Combination and elect to exercise their redemption rights, the Business Combination will not be consummated. In the event a Business Combination is consummated, public stockholders voting against a Business Combination will be entitled to redeem their stock for a pro rata share of the aggregate amount of cash then on deposit in the Trust Account, including their pro rata portion of the deferred underwriting discount and any interest earned on the trust account, net of income taxes payable on such interest income.  However, voting against the Business Combination alone will not result in an election to exercise a stockholder’s redemption rights. All of the Company’s stockholders prior to the Proposed Offering, including all of the directors and officers of the Company, have agreed to vote all of the shares of common stock held by them in accordance with the vote of the majority in interest of all other stockholders of the Company.

In the event that holders of more than 20% of the shares of common stock sold in this offering elect to redeem their shares, the Company’s existing stockholders have agreed to forfeit that number of shares (up to a maximum of 234,375) that will result in them owning collectively no more than 23.81% of the Company’s outstanding common stock immediately prior to the consummation of such Business Combination after giving effect to the redemption. If any such shares are forfeited, the financial statements subsequent to such forfeiture would reflect a decrease in total shares outstanding.

In the event that the Company does not consummate a Business Combination within 24 months from the date of the prospectus, the proceeds held in the Trust Account will be distributed to the Company’s public stockholders, excluding the existing stockholders to the extent of their initial stock holdings.

ARCADE ACQUISITION CORP.
(a corporation in the development stage)

Notes to Financial Statements

NOTE B—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Development stage company:

The Company complies with the reporting requirements of SFAS No. 7, “Accounting and Reporting by Development Stage Enterprises.”

Net loss per common share:

The Company complies with accounting and disclosure requirements of SFAS No. 128, “Earnings Per Share.” Net loss per common share is computed by dividing net loss by the weighted average number of common shares outstanding for the period.

Concentration of credit risk:

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which at times, exceeds the Federal depository insurance coverage of $100,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Fair value of financial instruments:

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under SFAS No. 107, “Disclosure About Fair Value of Financial Instruments,” approximates the carrying amounts represented in the balance sheet.

Use of estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Deferred offering costs:

The Company complies with the requirements of the SEC Staff Accounting Bulletin (SAB) Topic 5A—“Expenses of Offering.” Deferred offering costs consist principally of legal and underwriting fees incurred through the balance sheet date that are related to the Proposed Offering and that will be charged to capital upon the completion of the Proposed Offering or charged to expense if the Proposed Offering is not completed.

ARCADE ACQUISITION CORP.
(a corporation in the development stage)

Notes to Financial Statements

NOTE B—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income tax:

The Company complies with SFAS 109, “Accounting for Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

NOTE C—PROPOSED OFFERING

The Proposed Offering calls for the Company to offer for public sale up to 7,500,000 units (“Units”). Each Unit consists of one share of the Company’s common stock, $0.0001 par value, and one redeemable common stock purchase warrant (“Warrants”). The expected public offering price will be $8.00 per unit. Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $6.00 commencing on the later of (i) one year from the date of the final prospectus for the Proposed Offering or (ii) the completion of a Business Combination with a target business, and will expire four years from the date of the prospectus. The Warrants will be redeemable at a price of $0.01 per Warrant upon 30 days prior notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $11.50 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the date on which notice of redemption is given. If the Company is unable to deliver registered shares of common stock to the holder upon exercise of warrants during the exercise period, there will be no cash settlement of the warrants and the warrants will expire worthless.

NOTE D—RELATED PARTY TRANSACTIONS

The Company issued a $150,000 unsecured promissory note to an affiliate of the Company’s officers and directors, Arcade Partners, LLC, on February 5, 2007. The note bears interest at 4% per annum and is payable on the earlier of February 5, 2008 or the consummation of the Proposed Offering. See Note G.

On February 13, 2007, the Company issued 1,875,000 shares of common stock for proceeds of $25,000 to the officers and directors of the Company and an affiliate of the Company’s officers and directors.

The Company has a service agreement with Arcade Partners, LLC, an affiliate of the Company’s officers and directors, whereby upon completion of the Proposed Offering the Company will pay a monthly service fee of $7,500. Such fee is to cover general and administrative services provided by the affiliate, including office space and utilities.

Arcade Partners, LLC has agreed that, in the event the expenses of the Proposed Offering are greater than management’s estimate, Arcade Partners, LLC will make a loan to the Company in the amount (not to exceed $250,000) necessary to ensure that $250,000 of net proceeds is initially available to the Company outside the Trust Account for working capital.

Arcade Acquisition Investors, LLC, an affiliate of the Company’s officers and directors, has agreed to purchase, in a private placement, 2,000,000 warrants at $1.00 per warrant immediately prior to the Proposed Offering from the Company, not as part of the Proposed Offering. The aggregate proceeds of

ARCADE ACQUISITION CORP.
(a corporation in the development stage)

Notes to Financial Statements

NOTE D—RELATED PARTY TRANSACTIONS (Continued)

this private placement of $2,000,000 will be held in the Trust Account described in Note A above. Arcade Acquisition Investors, LLC also agreed that it will not sell or otherwise transfer the warrants until one year after the Company consummates a Business Combination other than to its members in proportion to their membership interests, which members are subject to the same restriction on transferability, except in certain limited circumstances.

NOTE E—COMMITMENTS

The Company is committed to pay an underwriting discount of 3.5% of the public unit offering price to the underwriters at the closing of the Proposed Offering, with an additional fee of 3.5% of the gross offering proceeds payable upon the Company’s consummation of a Business Combination. The underwriters will not be entitled to any interest accrued on the deferred discount.

The Company has also agreed to sell to the underwriters, for $100, as additional compensation, an option to purchase up to a total of 750,000 units at a per-unit price of $10.00 that expires five years from the date of grant. The units issuable upon exercise of this option are also identical to those offered in the Proposed Offering except that warrants included in the option have an exercise price of $7.00.

The sale of the option to purchase, which will be issued upon effectiveness of registration statement, will be accounted for as an equity transaction. Accordingly, there will be no net impact on the Company’s financial position or results of operations, except for the recording of the $100 proceeds from the sale.

The Company has determined, based upon a Black-Scholes model, that the fair value of the option on the date of sale would be approximately $2.32 per unit, or approximately $1,737,600 in total, using an expected life of five years, volatility of 32.8% and a risk-free interest rate of 4.66%.

The volatility calculation of 32.8% is based on the most recent trading day average volatility of a representative sample of 21 blank check companies that completed a business combination and have a sufficient subsequent trading history (the “Sample Companies”). Because the Company does not have a trading history, the Company needed to estimate the potential volatility of its common stock price, which will depend on a number of factors that cannot be ascertained at this time. The Company referred to the average volatility of the Sample Companies because management believes that the average volatility of such companies is a reasonable benchmark to use in estimating the expected volatility of the Company’s common stock post-business combination. Although an expected life of five years was taken into account for purposes of assigning a fair value to the option, if the Company does not consummate a Business Combination within the prescribed time period and liquidates, the option would become worthless.

The Company has granted the underwriter a 45-day option to purchase up to 1,125,000 additional units to cover the over-allotment. The over-allotment option will be used only to cover a net short position resulting from the initial distribution.

If the Company is unable to deliver registered shares of common stock to the underwriters upon exercise of the option to purchase Units during the exercise period, there will be no cash settlement of the common stock and warrants underlying the Units and the Units will expire worthless.

ARCADE ACQUISITION CORP.
(a corporation in the development stage)

Notes to Financial Statements

NOTE F—PREFERRED STOCK

The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

NOTE G—SUBSEQUENT EVENTS

The Company issued a $75,000 unsecured promissory note to an affiliate of the Company’s officers and directors, Arcade Partners, LLC, on April 4, 2007. The note bears interest at 4% per annum and is payable on the earlier of February 5, 2008 or the consummation of the Proposed Offering.

On May 15, 2007, the Company effected a 1.2-for-one stock split in the form of a dividend, which resulted in the issuance of an additional 312,500 shares to the Company’s stockholders. The Company’s financial statements give retroactive effect to the stock split.

Until June 15, 2007, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

$60,000,000

ARCADE ACQUISITION CORP.

7,500,000 Units

PROSPECTUS

May 21, 2007